EXHIBIT 10.29

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of the Effective Date by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 1180 Veterans Boulevard, South San Francisco, CA  94080 (“Rigel”) and ASTRAZENECA AB, a Swedish corporation having its principal place of business at SE-151-85, Södertälje, Sweden (“AZ”).  Rigel and AZ are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

I.                                         AZ is a world leading pharmaceutical company having expertise in the development, manufacture and commercialization of human therapeutic products.

II.                                     Rigel is a clinical-stage drug development company that discovers and develops novel, small-molecule drugs for the treatment of inflammatory and autoimmune diseases, cancer, and viral and metabolic diseases.

III.                                 Rigel has developed, and owns rights to, the product comprising Rigel’s proprietary Compound (as defined below), and has completed or initiated Phase 2 Clinical Trials for such product for the treatment of rheumatoid arthritis (“RA”), lymphoma, and immune thrombocytopenic purpura (“ITP”).

IV.                                 AZ and Rigel desire to establish a collaboration for the development and commercialization of such product in the Field (as defined below) on the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1.  In addition, the terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)).

1.1                               “Additional Indication” shall mean asthma and COPD.

1.2                               “Adverse Drug Reaction” means an Adverse Event suspected to be causally related to a product.

1.3                               “Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have a causal relationship with this treatment.

1.4                               “Affiliate” means, with respect to a particular Person, any other Person that controls, is controlled by or is under common control with such first Person.  For the purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of an entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.5                               “Applicable Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, country, city or other political subdivision, domestic or foreign that are applicable to the particular situation, obligation or circumstance.

1.6                               “Autoimmune Disorders” means a disorder characterized by a pathological response of the sufferer’s immune system to one or more of his own tissues whether or not the disorder was ultimately triggered by reaction to an extrinsic antigen.  For the avoidance of doubt RA and [ * ] will always be classified as Autoimmune Disorders.

1.7                               “[ * ]” means

a [ * ]:

(i)                                    [ * ]; and

(ii)                                [ * ]; and

(iii)                            [ * ].

1.8                               “AZ Know-How” means all Information (excluding any published AZ Patents) that is Controlled as of the Effective Date or thereafter during the Term by AZ and/or its Affiliates and is reasonably necessary for the development, Manufacture, use, importation, offer for sale or sale of the Compound or Product(s) in the Field, including any such Information made by or on behalf of AZ or its Affiliates or Sublicensees in the course of performing AZ’s obligations or exercising AZ’s rights under this Agreement which is Controlled by AZ or such Affiliates.  For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of AZ.

1.9                               “AZ Patents” means all patents and patent applications that are Controlled as of the Effective Date or thereafter during the Term by AZ and/or its Affiliates and rights to which

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

are reasonably necessary for the development, Manufacture, use, importation, offer for sale or sale of the Compound or Product(s) in the Field, including: (i) all substitutions, divisions, continuations, continuations-in-part thereof (to the extent directed to the subject matter disclosed in a patent or patent application described above) and requests for continued examination of any of the foregoing, (ii) all patents issued from any of the foregoing patent applications, (iii) all reissues, renewals, registrations, confirmations, re-examinations, extensions, and supplementary protection certificates of any of the foregoing, and (iv) all foreign equivalents of any of the foregoing.  For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of AZ.

1.10                        “AZ Technology” means the AZ Patents and AZ Know-How.

1.11                        “Business Days” means any day other than a Saturday, a Sunday or a day on which commercial banks located in Sweden or California, USA are authorized or required by law to remain closed.

1.12                        “Calendar Quarter” means the respective period of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.13                        “Calendar Year” means each successive period of twelve months commencing on January 1 and ending on December 31.

1.14                        “Change of Control” means any of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of Rigel normally entitled to vote in elections of directors; (b) Rigel consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into Rigel, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of Rigel preceding such consolidation or merger; or (c) Rigel conveys, transfers or leases all or substantially all of its assets to any Third Party.

1.15                        “Claim” has the meaning set forth in Section 11.3.

1.16                        “Clinical Trial” means a Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial, Phase 4 Clinical Trial or any combination thereof.

1.17                        “Combination Product” means any pharmaceutical product (in any formulation) containing one or more active pharmaceutical ingredients (excluding formulation components such as coatings, stabilizers, excipients or solvents, or controlled release technologies) in addition to the Compound.

1.18                        “Commencement” with respect to a Clinical Trial for a Product, means the first [ * ] of the first human subject using the Product in such Clinical Trial; “[ * ]” for the purposes of this definition means the first patient has [ * ] and subsequently [ * ] which have been [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.19                        “Commercialize” means to conduct any pre-launch activities or any activities after Marketing Approval for a particular Product, including any activities that relate to the commercial marketing and sale of such Product including advertising, marketing, promotion, distribution, and Phase 4 Clinical Trials.

1.20                        “Commercialization Plan” has the meaning set forth in Section 5.2.

1.21                        “Compound” means collectively, all Rigel Compounds [ * ].

1.22                        “Compound Assay Criteria” means those assay criteria used to determine Syk inhibition activity of a compound as set forth on Exhibit B.

1.23                        “Confidential Information” means, with respect to a Party, all Information of such Party that is disclosed to the other Party under this Agreement.  All confidential information which has been disclosed by either Party pursuant to the Existing Confidentiality Agreement shall be deemed to be such Party’s Confidential Information hereunder.

1.24                        “Control” means, with respect to any material, Information, or intellectual property right, that a person or entity owns or has a license to such material, Information, or intellectual property right and has the ability to grant access, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such access, license, or sublicense is first required to be granted.

1.25                        “Development Plan” means the plan for the development of the Product in the Territory, as set forth in Section 3.1(a).

1.26                        “Diligent Efforts” means, with respect to a Party’s obligations under this Agreement to research, develop, manufacture or Commercialize a Product, the carrying out of such obligations or tasks in an ongoing program in a manner consistent with such Party’s own compounds and products  with a similar commercial and scientific potential and at a similar stage in their lifecycle, taking into account their [ * ] and [ * ], their [ * ], the [ * ] of [ * ] and the [ * ] and [ * ] of their [ * ] (including [ * ] and [ * ]), the [ * ] of [ * ], their [ * ], including the [ * ] of [ * ] and [ * ] with respect to any Product and all other relevant factors.  Diligent Efforts shall be determined on a [ * ] basis for each Compound and Product.  For clarity, the requirement for a Party to use Diligent Efforts to carry out an obligation shall not be construed as requiring such Party to [ * ], so long as the performance of such Party, [ * ], meets the standard for Diligent Efforts as set forth in this Section 1.26.

1.27                        “Distributor” has the meaning set forth in Section 7.2(b).

1.28                        “Dollars” or “$” means a U.S. dollar.

1.29                        “Effective Date” means the Execution Date unless either Party makes a filing under the Hart-Scott-Rodino Antitrust Improvement Act (“HSR Act”), in which case it will be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the later of (a) the Execution Date or (b) the Business Day immediately following the earlier of: (i) the date upon which the waiting period under the HSR Act expires or terminates early or (ii) the date upon which a closing letter is received from the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transaction contemplated by this Agreement indicating that all requests have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remains.

1.30                        “EMEA” means the European Medicines Agency, or its successor.

1.31                        “Encumbrances” means any claim, charge, equitable interest, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right or pre-emption, right of first refusal or security interest of any kind.

1.32                        “European Union” or “EU” means all of the European Union member states as of the applicable time during the Term.

1.33                        “Excluded Indications” means all human diseases and disorders resulting from allergic reaction to an antigen, or primarily involving respiratory or pulmonary dysfunction, and shall include asthma and chronic obstructive pulmonary disease (“COPD”).  Excluded Indication shall not include Autoimmune Disorders, provided that asthma and COPD shall always be considered Excluded Indications even if the underlying basis of asthma or COPD is an Autoimmune Disorder.

1.34                        “Execution Date” means February 16, 2010, the date upon which this Agreement has been executed and delivered by both Parties.

1.35                        “Existing Confidentiality Agreement” means the Mutual Confidentiality Agreement by and between the Parties, effective on July 13, 2009.

1.36                        “Exploit” means to make, have made, import, use, sell, or offer for sale and Commercialize, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, hold/keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market or have sold or otherwise dispose or offer to dispose of, a product or process.

1.37                        “FDA” means the US Food and Drug Administration or its successor.

1.38                        “FD&C Act” means the US Federal Food, Drug and Cosmetic Act, as amended.

1.39                        “Field” means the treatment, prevention and diagnosis of all indications in humans and animals including allergic rhinitis, other than Excluded Indications.

1.40                        “First Commercial Sale” means, with respect to a Product and country, the first sale to a Third Party of such Product in such country after Marketing Approval for such Product has been obtained in such country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.41                        “Follow-On Product” means any Product other than an R788 Product[ * ] comprises [ * ] a Rigel Compound.

1.42                        “FTE” means a full-time equivalent person year of [ * ] ([ * ]) hours of scientific or technical work on studies or activities performed in accordance with this Agreement.

1.43                        “FTE Rate” means a rate of [ * ] Dollars ($[ * ]) per annum per FTE to be pro-rated on a daily basis if necessary, such rate to exclude managerial activities (other than direct management of scientific or technical work) and to be restricted to scientific or technical work related directly to the Compound or Products. For the avoidance of doubt, such rate shall include all travel expenses and employee benefits (including pensions and bonus payments).

1.44                        “Generic Equivalent” means, with respect to a Product, any product comprising the same active ingredient(s) as such Product and which (a) [ * ] or [ * ] the same [ * ] as the Product and (b) is sold by a Third Party who is not a Sublicensee or Distributor of AZ or its Affiliates, and is not otherwise authorized by AZ or any of its Affiliates, Sublicensees or Distributors to sell such product.

1.45                        “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.46                        “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.47                        “Indication” means a disease or condition, the inclusion of which on the label of a Product for its treatment or management requires the conduct of human clinical trial(s) and approval by the Regulatory Authority.

1.48                        “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.49                        “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, customer information, business or financial information, expertise, stability, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.50                        “Insolvency Event” means in relation to either Party, any one of the following: (a) that Party admits in writing its inability generally to pay its debts when they become due; (b) that Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings which are dismissed within sixty (60) days); (c) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed for all or a substantial portion of that Party’s assets; (d) a resolution has been passed by that Party’s directors to wind up that Party;  (e) that Party makes a general assignment or enters into a composition or arrangement with or for the benefit of all or a substantial portion of that Party’s creditors; or (f) that Party otherwise becomes legally insolvent.

1.51                        “ITP” has the meaning set forth in paragraph III of the recitals.

1.52                        “Joint Invention” has the meaning set forth in Section 9.1.

1.53                        “Joint Patent” has the meaning set forth in Section 9.3(c).

1.54                        “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 2.2(a).

1.55                        “Loss of Market Exclusivity” means with respect to any Product in any country in any Calendar Year, the following has occurred (a) the Net Sales of such Product in that country in any Calendar Year are less than [ * ] percent ([ * ]%) of the Net Sales of such Product in that country in [ * ] and (b) the decline in such sales is [ * ] the marketing or sale in such country of a Generic Equivalent of such Product.

1.56                        “Major EU Country” means, individually or collectively, the United Kingdom, France, Germany, Italy and Spain.

1.57                        “Major Indication” means RA, together with [ * ] and associated [ * ], including [ * ] and [ * ] but excluding [ * ] and [ * ].

1.58                        “Major Market” means the US, each of the Major EU Countries and Japan.

1.59                        “Major Three RA Trials” mean the three major Phase 3 Clinical Trials in RA as identified in the Initial Development Plan.

1.60                        “Manufacture” and “Manufacturing” means, with respect to a product or compound, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

1.61                        “Marketing Approval” means, with respect to a particular Product for a particular Indication, all approvals necessary for the manufacture, marketing, importation and sale of such Product for such Indication in a country or regulatory jurisdiction, which shall include any pricing and reimbursement approvals.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.62                        “Marketing Authorization Application” or “MAA” means an application for the authorization for marketing of a Product in a country or group of countries other than the US.

1.63                        “[ * ]” means a Product with [ * ]:

(i)                                    Treatment of the signs and symptoms of RA;

(ii)                                [ * ]; and

(iii)                            [ * ].

In addition, the Product label will [ * ] for [ * ] that [ * ] in the [ * ]. For clarity, the conduct of a [ * ] for [ * ] or other [ * ] studies shall not be deemed a [ * ] for [ * ].

For the purposes of this definition, “[ * ]” — means those RA patients who have had an [ * ] to [ * ] or [ * ] ([ * ]), including [ * ].

1.64                        “[ * ]” means a Product with [ * ]:

(i)                                    Reduction in signs and symptoms of RA;

(ii)                                [ * ];

(iii)                            [ * ]; and

(iv)                               [ * ].

In addition, the Product label will [ * ] for [ * ] that [ * ] in the [ * ]. For clarity, the conduct of a [ * ] for [ * ] or other [ * ] studies shall not be deemed a [ * ] for [ * ].

For the purposes of this definition, “[ * ]” — means those RA patients who have had an [ * ] to [ * ] or [ * ] ([ * ]), including [ * ].

1.65                        “NCI Agreement” means the Cooperative Research and Development Agreement for Extramural-PHS Clinical Research by and between the U.S. Department of Health and Human Services, as represented by the National Cancer Institute and Rigel, effective as of February 17, 2009.

1.66                        “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA for authorization for marketing of a Product.

1.67                        “Net Sales” means, with respect to any Product, the gross amount invoiced by AZ, its Affiliate, or any Sublicensee of AZ for sales of such Product to a Third Party (including Distributors) less, to the extent included in such invoiced amount: (a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances actually allowed); (b) amounts repaid or credited by reason of rejection, returns, or recalls of goods,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rebates or bona fide price reductions determined by AZ or its Affiliates in good faith; (c) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way or illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state programs in the US or equivalent governmental programs in any other country; (d) any invoiced amounts  which are not collected by AZ or its Affiliates, including bad debts; (e) excise taxes, Indirect Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of Products;  (f) any other similar and customary deductions that are consistent with generally accepted accounting principles, or in the case of non-US sales, other applicable accounting standards for the jurisdiction at issue; and (g) [ * ], [ * ] percent ([ * ]%) of [ * ].  Sales between AZ and its Affiliates and Sublicensees shall be disregarded for purposes of calculating Net Sales.

Net Sales shall be calculated using [ * ], as applied consistently among AZ’s products.

For clarity:

(i) in the event the first sale of a product comprising a Compound by AZ, its Affiliates or Sublicensees to a Third Party (including Distributors) [ * ], but is in the form of [ * ] (such product, an “[ * ]”), then for the calculation of Net Sales for such [ * ], the Net Sales shall be deemed to include the invoiced amount by AZ, its Affiliate or Sublicensee to such Third Party for such [ * ] together with such other consideration received by AZ, its Affiliates or Sublicensee as may be reasonably apportioned to the sale of such [ * ] to such Third Party;

(ii) the transfer of Products for sampling purposes without monetary consideration shall be disregarded for purposes of calculating Net Sales.

In the event the Product is sold as a Combination Product, the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form.  In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative fair market value contributed by each component, such agreement not to be unreasonably withheld.

1.68                        “On-Going Clinical Trials” means the human clinical trials of the R788 Product ongoing as of the Execution Date, as identified on Exhibit I.

1.69                        “Open Label Extension Study” means the open label extension study being conducted by Rigel as of the Execution Date and as described in further detail in the Development Plan.

1.70                        “Open Label Extension Study Transfer Date” has the meaning given to it in Section 3.7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.71        “Other Indication” means any Indication that is not a Major Indication, including [ * ] and [ * ].

1.72        “Out-of-Pocket Expenses” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with such Party’s accounting standards as generally and consistently applied throughout such Party’s organization) by either Party and/or its Affiliates and which costs cannot be reasonably incurred by such Party using its own internal resource or FTEs or consultants otherwise engaged by a Party in connection with activities outside the scope of this Agreement. For the avoidance of doubt “Out-of-Pocket Expenses” shall exclude all travel expenses.

1.73        “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency or a government.

1.74        “Pfizer Agreement” means the collaborative research and license agreement entered into by and between Rigel and Pfizer Inc., as of January 18, 2005.

1.75        “Phase I Clinical Trial” means a human clinical trial of a product, the principal purpose of which is to determine initial tolerance or safety of such product in the target patient population, as described in 21 C.F.R. § 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a country other than the US.

1.76        “Phase 2 Clinical Trial” means a human clinical trial of a product, the principal purpose of which is to evaluate the effectiveness of such product in the target patient population, as described in 21 C.F.R. § 312.21(b), or a similar clinical study prescribed by the Regulatory Authorities in a country other than the US.

1.77        “Phase 3 Clinical Trial” means a human clinical trial of a product on a sufficient number of subjects that is designed to (a) evaluate overall benefit risk profile; (b) define possible warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed; and (c) support Marketing Approval of such product, as described in 21 C.F.R. § 312.21(c), or a similar clinical study prescribed by the Regulatory Authorities in a country other than the US.

1.78        “Phase 4 Clinical Trial” means a human clinical trial of a product conducted after Marketing Approval of such product has been obtained from an appropriate Regulatory Authority, which trial is (a) conducted voluntarily by a Party to enhance marketing or scientific knowledge of the product, or (b) conducted due to a request or requirement of a Regulatory Authority.

1.79        “[ * ]” means the compounds listed in Exhibit A which comprise: (a)  all compounds [ * ] as of the Execution Date [ * ] meet the compound assay criteria set forth in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B; and (b) any [ * ] or [ * ] of any compounds listed in Exhibit A [ * ] provided that in each case the [ * ] of such [ * ] or [ * ] the [ * ] of [ * ].

1.80        “Product” means a product incorporating or comprising the Compound in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration thereof.

1.81        “Publication” has the meaning set forth in Section 12.4.

1.82        “R406” means the Compound having the chemical structure set forth on Exhibit B.

1.83        “R423” means the Compound having the chemical structure set forth on Exhibit B.

1.84        “R531” means the Compound having the chemical structure set forth on Exhibit B.

1.85        “R788” means the Compound having the chemical structure set forth on Exhibit B.

1.86        “R788 Product” means any Product comprising as an active ingredient R788, R406 or any [ * ] or [ * ] of R788 or R406.

1.87        “R788 Product Royalty Term” means the Royalty Term for the R788 Product.

1.88        “RA” has the meaning set forth in paragraph III of the Recitals.

1.89        “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Marketing Approval and/or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction, including: (a) the FDA, (b) the European Medicines Agency, (c) the European Commission, and (d) Japanese Ministry of Health, Labour and Welfare, and in each of (a) through (d), including any successor thereto.

1.90        “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Marketing Approvals and/or other filings made to or with a Regulatory Authority that are necessary or AZ deems reasonably desirable in order to develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or regulatory jurisdiction.  Regulatory Materials include INDs, MAAs, and NDAs.

1.91        “Rigel Compounds” means: (a) R788, R406, R423 and R531; (b) any compound Controlled by Rigel or its Affiliates having SYK Activity during the Term; and (c) any [ * ] or [ * ] of any compound covered by the foregoing clause (a) or (b) that is Controlled by Rigel or any of its Affiliates; provided that in (b) or due to the modification of (c), such compound has an [ * ] in [ * ] of [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.92        “Rigel Know-How” means all Information (excluding any published Rigel Patents) that is Controlled as of the Effective Date or thereafter during the Term by Rigel and/or its Affiliates and is reasonably necessary to Exploit the Compound or Product(s) in the Field, including any such Information made by or on behalf of Rigel or its Affiliate in the course of performing Rigel’s obligations or exercising Rigel’s rights under this Agreement which is Controlled by Rigel or such Affiliates.   For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of Rigel.

1.93        “Rigel Patents” means all patents and patent applications that are Controlled as of the Effective Date or thereafter during the Term by Rigel and/or its Affiliates and rights to which are reasonably necessary to Exploit the Compound(s) or Product(s) in the Field, including: (i) all substitutions, divisions, continuations, continuations-in-part thereof (to the extent directed to the subject matter disclosed in a patent or patent application described above) and requests for continued examination of any of the foregoing, (ii) all patents issued from any of the foregoing patent applications, (iii) all reissues, renewals, registrations, confirmations, re-examinations, extensions, and supplementary protection certificates of any of the foregoing, and (iv) all foreign equivalents of any of the foregoing. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of Rigel.  Rigel Patents as of the Effective Date are listed in Exhibit C.

1.94        “Rigel Technology” means the Rigel Patents and Rigel Know-How.

1.95        “Royalty Term” has the meaning set forth in Section 8.5(h).

1.96        “Serious Adverse Event” means an Adverse Event/Adverse Drug Reaction that at any dose: results in death; is life threatening; requires in-patient hospitalization or prolongation of existing hospitalization; results in persistent or significant disability/incapacity; or is a congenital anomaly/birth defect; or is another important medical event that would normally fall within the scope of ICH Topic E 2 A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.

1.97        “SEC” means the US Securities and Exchange Commission.

1.98        “Sole Inventions” has the meaning set forth in Section 9.1.

1.99        “Sublicensee” has the meaning set forth in Section 7.2(a).

1.100      “SYK” means an enzyme comprised of the amino acid sequence for spleen tyrosine kinase as identified on Exhibit B, including all allelic variations or derivatives thereof, or homologues whose amino acid sequence has [ * ]% or greater homology with such sequence.

1.101      “SYK Activity” means the ability of a compound to selectively inhibit the activity of SYK in a manner that meets the criteria set forth in the Compound Assay Criteria.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.102      “Systemic SYK Activity” means, with respect to a compound, that such compound exhibits SYK Activity and [ * ], as determined using the [ * ] assay as described in the publication by [ * ] in the [ * ] in [ * ] entitled “[ * ].”

1.103      “[ * ]” means a Product with [ * ]:

(i)            Treatment of the signs and symptoms of RA; and

(ii)           [ * ].

In addition, the Product label will [ * ] for [ * ] that [ * ] in the [ * ]. For clarity, the conduct of a [ * ] for [ * ] or other [ * ] studies shall not be deemed a [ * ] for [ * ].

For the purposes of this definition, “[ * ]” means those RA patients who have had an [ * ] to a [ * ].

1.104      “[ * ]” means a Product with [ * ]:

(i)            Reduction in signs and symptoms of RA; and

(ii)           [ * ].

In addition, the Product label will not [ * ] for [ * ] that [ * ] in the [ * ]. For clarity, the conduct of a [ * ] for [ * ] or other [ * ] studies shall not be deemed a [ * ] for [ * ].

For the purposes of this definition, “[ * ]” means those RA patients who have had an [ * ] to a [ * ].

1.105      “Term” has the meaning set forth in Section 13.1.

1.106      “Territory” means all countries and territories in the world.

1.107      “Third Party” means any entity other than Rigel or AZ or an Affiliate of either of them.

1.108      “Transition Plan” means a transition plan agreed upon by the Parties that governs the initial technology transfer from Rigel to AZ after the Effective Date, a copy of which is attached hereto as Exhibit D.

1.109      “U.S.” means the United States and all its possessions and territories, including Puerto Rico.

1.110      “Valid Claim” means: (a) a claim (including [ * ]) of an issued and unexpired patent which has not been held invalid or unenforceable by a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue, disclaimer or otherwise, or an enforceable supplementary protection certificate or equivalent resulting therefrom; or (b) a claim (including [

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

* ]) of a pending patent application which has not been pending for more than [ * ] ([ * ]) years from the date of [ * ].

ARTICLE 2

GOVERNANCE

2.1          Overview.  AZ shall be primarily responsible for the development, Manufacture and Commercialization of the Products in the Field in the Territory as set forth in this Agreement.  AZ agrees to use Diligent Efforts to develop and Commercialize the Product in the Field throughout the Territory and in particular, AZ agrees to use Diligent Efforts to pursue the development and Commercialization of the R788 Product in RA as set forth in this Agreement.

2.2          Joint Steering Committee.

(a)           Purpose; Formation.  The Parties hereby establish a joint steering committee (the “JSC”) that will monitor and oversee AZ’s activities under this Agreement and facilitate communications between the Parties with respect to the development and commercialization of the Product.

(b)           Composition.  The JSC shall consist of six (6) members, with three (3) members appointed by each Party.  Each Party shall appoint its initial members of the JSC by providing written notification to the other Party within [ * ] ([ * ]) days after the Effective Date.  The JSC shall be comprised of an appropriate representation from each Party and with appropriate experience to facilitate discussion of the issues within the remit of the JSC, it being acknowledged that such representation may change over time. The JSC may change its size from time to time by mutual consent of its members provided that the JSC shall at all times consist of an equal number of representatives of each of Rigel and AZ.  Each Party may replace its JSC representatives at any time upon written notice to the other Party.  The JSC may invite non-members to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC.  The JSC will be chaired by a representative selected by AZ.  The role of the chairperson shall be to convene and preside at meetings of the JSC, but the chairperson shall have no additional powers or rights beyond those held by the other JSC representatives.

(c)           Specific Responsibilities.  In addition to its overall responsibility for monitoring and providing a forum to discuss AZ’s activities under this Agreement, the JSC shall in particular:

(i)            oversee AZ’s activities under this Agreement relating to Products comprising Rigel Compounds, including the development, Manufacture and Commercialization of the Products in the Field in the Territory;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           review and comment on the Development Plan and amendments thereto, including reviewing and commenting on the overall strategy and design of all human clinical trials and other studies conducted under the Development Plan;

(iii)         approve any change in the Development Plan that would [ * ], or [ * ], of the [ * ];

(iv)          discuss the requirements for Marketing Approval of Products in the Territory;

(v)            facilitate the flow of Information between the Parties with respect to the development of, and obtaining Marketing Approval for the Products;

(vi)          review the results of Phase 3 Clinical Trials of Products;

(vii)         review AZ’s proposed timing for announcing the top line results of each of the Major Three RA Trials following the unblinding of such trial results; for the avoidance of doubt AZ shall notify Rigel either directly or via the JSC of its decision to unblind clinical data in whichever of the Three Major RA Trials shall be the first to report clinical data as further described in Section 15.13;

(viii)        discuss and agree the reimbursement of any costs and expenses between the Parties at the FTE Rate as further described in herein;

(ix)          discuss and agree any amendments to the Transition Plan;

(x)           review strategies for obtaining, maintaining and enforcing patent protection for the Products within the Territory consistent with Article 9 herein;

(xi)          review the Commercialization Plan to be prepared by AZ;

(xii)         review and discuss AZ’s scientific presentation and publication strategy relating to the Products in the Territory, and review and facilitate discussion of any requests in relation to Publications pursuant to Section 12.4;

(xiii)       establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement; and

(xiv)        perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties.

(d)           Meetings.  The JSC shall meet on a [ * ] basis during the Term unless the Parties mutually agree in writing to a different frequency for such meetings.    The JSC may meet in person or by videoconference or by teleconference.  Notwithstanding the foregoing, at least [ * ] ([ * ]) meetings per Calendar Year shall be in person unless the Parties mutually agree in writing to waive such requirement in exchange for a videoconference or teleconference.  In-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

person JSC meetings will be held [ * ]. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings.  Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting.  The chairperson of the JSC will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, material decisions made at such meetings.  The JSC chairperson shall send draft meeting minutes to each member of the JSC for review and approval within [ * ] ([ * ]) Business Days after each JSC meeting.  Such minutes will be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within [ * ] ([ * ]) Business Days of receipt.

(e)           Decision-Making.  The JSC shall act by consensus.  The representatives from each Party will have, collectively, one (1) vote on behalf of that Party.  If the JSC cannot reach consensus then, (i) for any disputes relating to Section [ * ] ([ * ]) or Section [ * ] ([ * ]), either Party shall have the right to [ * ]; and (ii) for all other disputes within the JSC, the final determination on any matter shall be made [ * ], provided that in the event of disagreement by the JSC on any matter which [ * ] the [ * ] or [ * ] for [ * ] of the [ * ] for [ * ] under the [ * ], such matter shall be submitted to the [ * ] of each Party (or equivalent senior officers having [ * ] responsibilities and designated by the [ * ]) for resolution. Such officers shall use good faith efforts to resolve promptly such matter, provided that if such individuals are unable to mutually agree upon the resolution to such matter within a [ * ] ([ * ]) Business Day period, then [ * ].

2.3          General Committee Authority.  The JSC shall have solely the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement and shall not have any power to otherwise amend, modify, or waive compliance with this Agreement.

2.4          Alliance Managers.

(a)           Within [ * ] ([ * ]) days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications including a general understanding of pharmaceutical development and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”).  The Alliance Managers will serve as the primary contact points between the Parties for the purpose of providing each Party with information on the progress of the other Party’s development and Commercialization of the Products and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization (including facilitating review of external corporate communications), and raising cross-Party and/or cross-functional disputes in a timely manner.  Each Party may replace its Alliance Manager on written notice to the other Party.

(b)           In addition to the periodic reports provided by AZ to Rigel through the JSC, AZ shall make available to Rigel such information about the development and Commercialization of the Compounds and the Products as may be reasonably requested by Rigel from time to time, through the Alliance Managers of the Parties. For the avoidance of doubt, Rigel acknowledges and agrees that AZ may refuse any request which it considers unreasonable

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to any country that is not a Major Market, including any request to provide country specific commercialization reports, or reports on field-force activity or allocation.

2.5          Discontinuation of Participation on the JSC.  The JSC shall continue to exist until the first to occur of (a) expiry of the first Royalty Term of a Product comprising a Rigel Compound; (b) the Parties mutually agreeing to disband the JSC, or (c) Rigel providing to AZ written notice of its intention to no longer participate in the JSC.  Following discontinuation of the JSC as described in (a), (b) or (c) above, the JSC shall have no further obligations under this Agreement and [ * ]. In addition, AZ may, [ * ], [ * ] following any [ * ].

ARTICLE 3

DEVELOPMENT

3.1          Development Plan.

(a)           General.  The development of each Product comprising a Rigel Compound shall be governed by a development plan (the “Development Plan”) that sets forth all non-clinical studies and human clinical trials of the Product in the Territory.  The Development Plan shall also specify the plans and timeline for preparing the necessary Regulatory Materials and for obtaining Marketing Approval for each Product in the Field in the Territory.  In addition, the Development Plan shall describe the high level global development strategy for the Products in the Territory.  AZ shall be solely responsible for the development of the Products in the Field in the Territory, and shall assume responsibility to fund the On-Going Clinical Trials following the Effective Date and to conduct the On-Going Clinical Trials as soon as practicable following the Effective Date, except that Rigel shall continue to conduct [ * ] the Open Label Extension Study until the Open Label Extension Study Transfer Date as set forth in Section 3.7 below.  AZ shall have the sole right and responsibility for preparing the Development Plan for each Product, subject to review and comment by the JSC.  With respect to JSC’s review on matters, AZ will consider in good faith Rigel’s comments via the JSC.

(b)           Initial Development Plan.  The initial Development Plan is attached hereto as Exhibit E, which describes the overall plan and timeline to develop the R788 Product in the RA Indication in the Territory.

3.2          AZ Development Activities.

(a)           AZ shall use Diligent Efforts to develop the Products in the Territory, including using Diligent Efforts to carry out the development and pursue Marketing Approval for the R788 Product in the RA Indication in accordance with the Development Plan (including the global development strategy set forth therein) and shall, subject to AZ’s obligation to use Diligent Efforts to develop the R788 Product in the RA Indication (inclusive of the provisions set forth in Section 3.2(b)), have the right to [ * ].  In the event that AZ determines to [ * ], AZ shall promptly provide Rigel with written notification of such determination and shall use Diligent Efforts to [ * ] in the Territory. For the avoidance of doubt, AZ may, subject to its obligation to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use Diligent Efforts, have the option to prioritize any development in any indications beyond the RA Indication.

(b)           Specifically and without limiting the foregoing, AZ shall Commence each of the [ * ] Trials within [ * ] ([ * ]) months after the Effective Date, provided that such timeline shall be reasonably extended [ * ]. For the avoidance of doubt the “Commencement” of each of the Major Three RA Trials may be undertaken, at AZ’s sole discretion, either by AZ itself or through its Affiliate or its subcontractor.

(c)           The status, progress and results of AZ’s development activities shall be discussed in reasonable detail at meetings of the JSC, and AZ shall provide the JSC with a written report on the status and progress of its activities on a [ * ] basis prior to each JSC meeting.  AZ shall report to Rigel material adverse regulatory developments with respect to Products, promptly after reporting such results and developments to AZ management. In addition, AZ shall report to Rigel the results of the Major Three RA Trials, promptly after the results of all of the Major Three RA Trials have been reported to AZ management and in accordance with AZ’s then internal policies relating to the reporting of such results, as generally and consistently applied throughout AZ’s organization. For the avoidance of doubt, Rigel acknowledges and agrees that the [ * ].

(d)           Except as provided elsewhere in this Agreement including in the Transition Plan, AZ shall bear one hundred percent (100%) of the costs and expenses incurred by it in connection with the conduct of AZ’s development activities under this Agreement.  In the event AZ requests Rigel to perform any development activities hereunder (such as requesting Rigel to [ * ]), AZ shall reimburse Rigel for all costs and expenses reasonably incurred by Rigel (including Rigel’s internal costs and Out-of-Pocket Expenses) in connection with such activities, at the FTE Rate.

(e)           AZ shall maintain complete and accurate records, as generally and consistently applied throughout AZ’s organization, of all work conducted by it under the Development Plan and all Information resulting from such work.  Solely to the extent reasonably believed by Rigel to be required for patent or regulatory purposes or for other legal proceedings in connection with this Agreement, Rigel may, by submitting requests to AZ’s Alliance Manager, request copies of such records, and AZ shall comply with Rigel’s reasonable requests.

3.3          [ * ].

(a)           AZ represents and warrants that as of the Execution Date the compounds listed in Exhibit A [ * ] which AZ reasonably believes [ * ].

(b)           In the event that during the Term AZ intends to Commence any Clinical Trial in the Field relating to a compound, other than a Rigel Compound, where [ * ], AZ shall notify Rigel in writing (i) whether such compound [ * ] and (ii) if so, whether such compound [ * ]. In the event that Rigel disputes whether such compound should have been [ * ], the Parties shall discuss in good faith such dispute and AZ shall provide Rigel with access to [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonably determines necessary in order to [ * ]. In the event that the Parties fail to resolve such dispute, either Party may seek to resolve such matter through the dispute resolution process set forth in Article 14.

3.4          Development Decision Making.  Except as otherwise expressly provided in this Agreement, all matters regarding the development activities hereunder shall be decided by AZ.

3.5          Development Standards of Conduct.  AZ shall use Diligent Efforts to carry out the Development Plan and in a good scientific manner, in compliance in all material respects with all Applicable Laws.

3.6          Subcontracts.  AZ may perform any of the obligations assigned to it under the Development Plan through, at its sole discretion, one or more subcontractors or consultants, provided that: (a) AZ remains responsible for the work allocated to, and the payment to, the subcontractors and consultants retained by it; and (b) the subcontractor or consultant undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof.

3.7          Open Label Extension Study.

(a)           Responsibility as of the Execution Date. The Parties acknowledge that, as of the Execution Date, Rigel is conducting the Open Label Extension Study.  The Parties agree that Rigel shall continue to conduct such Open Label Extension Study on behalf of AZ [ * ] following the Effective Date and for a period of [ * ] following such date (the end of such [ * ] period, the “Open Label Extension Study Transfer Date”), notwithstanding the date of transfer to AZ.  Rigel shall conduct such Open Label Extension Study in a good scientific manner, in compliance in all material respects with all Applicable Laws and all applicable portions of the Transition Plan. Rigel acknowledges and agrees that in the event that (i) Rigel has failed to comply with its material obligations under the Transition Plan, solely to the extent relevant to the Open Label Extension Study; and (ii) AZ is not in material breach of its obligations under the Transition Plan, solely to the extent relevant to the Open Label Extension Study, then, solely with respect to [ * ] the Open Label Extension Study Transfer Date shall be extended until such time as Rigel has fulfilled its material obligations under the Transition Plan with respect to the Open Label Extension Study. To the extent such transfer is set forth in the Transition Plan, the allocation of costs and expenses in connection with such transfer shall be in accordance with Section 6.2(k).  In the event that either Party requests the other Party to perform any development activities relating to the Open Label Extension Study which are not specific to transition activities and which are not otherwise covered in the Transition Plan during such [ * ] period, the requesting Party shall reimburse the other Party for all costs and expenses reasonably incurred by such other Party (including internal costs and Out-of-Pocket Expenses) in connection with such activities, at the FTE Rate.  Prior to the Open Label Extension Study Transfer Date, the Parties shall in good faith agree on a process to transfer to AZ the responsibility for the conduct of such Open Label Extension Study, and shall cooperate to ensure that such transfer be complete by the Open Label Extension Transfer Date.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Responsibility following the Open Label Extension Study Transfer Date. Following the Open Label Extension Study Transfer Date, AZ shall be solely responsible for the conduct of such Open Label Extension Study, at its sole cost and expense. For the avoidance of doubt, AZ shall be responsible for [ * ] the Open Label Extension Study [ * ] following the Effective Date.  AZ hereby grants Rigel a non-exclusive license under the AZ Technology solely for the purpose of conducting the Open Label Extension Study pursuant to this Section 3.7.  Rigel shall have the right to engage subcontractors and consultants for the purpose of conducting such Open Label Extension Study, provided that: (a) Rigel remains responsible for the work allocated to, and the payment to, the subcontractors and consultants retained by it; (b) the subcontractor or consultant undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof; and (c) the subcontractor or consultant agrees in writing to assign all intellectual property developed in connection with the performance of any such work to Rigel. For the avoidance of doubt all such intellectual property shall be deemed Rigel Technology and shall form part of the license granted to AZ as set forth in Section 7.1.  Except with the prior approval of AZ, Rigel shall not engage subcontractors and consultants for the performance of the Open Label Extension Study other than those with which it is working as of the Execution Date.

3.8          Reimbursement of Costs.  Each Party shall reimburse the other Party for any costs and expenses which the JSC approves in accordance with Section 2.2(c)(viii). Any payments made by a Party shall be made quarterly in arrears within [ * ] ([ * ]) days following receipt of invoice from the other Party for such costs and expenses during a given Calendar Quarter, which invoice shall set out the FTEs authorized by the JSC and shall be issued by the Party seeking reimbursement no later than [ * ] ([ * ]) days following the relevant Calendar Quarter. In no event shall a Party be obligated to pay for FTEs in excess of those authorized unless prior approval has been granted by the JSC.

ARTICLE 4

REGULATORY MATTERS

4.1          Regulatory Transition.  Within [ * ] ([ * ]) days after the Effective Date, Rigel shall assign to AZ or its designee all Regulatory Materials and all electronic documents related to all such Regulatory Materials regarding the Products that are Controlled by Rigel and/or its Affiliates as of the Effective Date; provided, however, that all original copies of any such documents shall be transferred to AZ within [ * ] ([ * ]) days following the Effective Date.  Upon request by AZ, Rigel shall deliver notices of any such assignment to the applicable Regulatory Authorities within [ * ] ([ * ]) days after the Effective Date.  Thereafter, AZ shall become responsible for: (a) making all regulatory filings with respect to the Products, either itself or through its Affiliates or Sublicensees; (b) obtaining and maintaining Marketing Approvals throughout the Territory in the name of AZ, or its Affiliates or Sublicensees; and (c) determining the label for the Products, including whether or not to accept changes proposed by any Regulatory Authority. In addition, upon request by AZ, Rigel shall (i) at any time during the Term, deliver notices of any such assignment to the applicable Regulatory Authorities directly or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

via AZ, together with any other certification required from the Product owner, to enable any IND, CTA, NDA or MAA to be accepted for review by the relevant Regulatory Authority; and (ii) provide AZ with any advice regarding studies conducted by Rigel or on behalf of Rigel regarding the Product that is required to allow AZ to respond to any Regulatory Authority that raises a question in relation to such studies during evaluation of any regulatory submission.  Further, Rigel shall provide to AZ the following items to the extent Controlled by Rigel and/or its Affiliates:

(a)           original documents and word electronic versions of Regulatory Materials as required by AZ to support NDA and MAA filings, including all Information required by AZ to generate the quality section of the NDA and the MAA; and

(b)           all non-clinical study reports and clinical study reports for any data in each case regarding the Products generated by Rigel directly or via any contract research organization, including electronic data sets of the source information.

For the avoidance of doubt, Rigel shall bear its internal costs incurred in connection with all assistance and activities to be undertaken by Rigel as described in this Article 4, and AZ shall reimburse Rigel for all Out-of-Pocket Expenses incurred by Rigel in connection therewith.

4.2          Regulatory Materials and Approvals.

(a)           Rights and Obligations.

(i)            AZ shall own and submit all Regulatory Materials and documents related to the development of the Products;

(ii)           AZ shall keep Rigel informed, via participation on the JSC of regulatory developments specific to Products throughout the Territory;

(iii)         AZ shall provide to Rigel an electronic copy of the complete NDA together with any updates to the NDA, together with electronic copies of modules 1 and 2 of the European MAA, together with the equivalent sections of any variations to the MAA; and

(iv)          AZ shall, so far as practicable, provide Rigel with reasonable advance notification of any significant in-person meeting or teleconference with the FDA and EMEA, and Rigel shall have the right to [ * ] have its representatives attend and participate in all significant meetings between AZ (or its Affiliates or Sublicensees) and the FDA and EMEA relevant to any Product at Rigel’s cost. AZ shall in good faith [ * ] and if AZ [ * ] AZ will notify Rigel of such and its reasoning.

4.3          Product Withdrawals and Recalls.  In the event that any Regulatory Authority (a) threatens or initiates any action to remove any Product from the market in any country in the Territory or (b) requires AZ, its Affiliates, or its Sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Product in the Field, AZ shall notify Rigel of such event within [ * ] ([ * ]) Business Days after AZ becomes aware of the action, threat, or requirement (as

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

applicable).  AZ shall, so far as practicable, consult with Rigel prior to initiating a recall or withdrawal of Product in any country or regulatory jurisdiction in the Territory; provided, however, that the final decision as to whether to recall or withdraw a Product shall be made by AZ. AZ shall be responsible, at its sole expense, for conducting any recalls or taking such other necessary remedial action in the Territory.

4.4          Adverse Event Reporting; Safety Data Exchange and Medical Inquiries.  Representatives of each Party will begin meeting as soon as possible but no later than [ * ] ([ * ]) days after the Effective Date of this Agreement and will work in good faith together to develop safety procedures for safety data transfers, and adverse event handling and reporting to Regulatory Authorities and sharing of emerging safety information from the clinical or pre-clinical work conducted by Rigel relating to the Products.

ARTICLE 5

COMMERCIALIZATION

5.1          Overview.  AZ shall be responsible for commercializing the Products in the Field in the Territory and shall have the sole right to make decisions relating to such activities, with the oversight of the JSC.  AZ shall use Diligent Efforts to Commercialize the Products for the RA Indication and all other approved Indications.  Notwithstanding the foregoing, AZ’s application of such Diligent Efforts shall not require AZ to Commercialize a Product in any country or territory in which AZ determines it is not commercially reasonable to do so for such Product.

5.2          Commercialization Plan.  The strategy for the commercialization of each Product in the Territory shall be described in a global plan that describes the pre-launch, launch and subsequent commercialization activities for such Product (each such plan, a “Commercialization Plan”).  The Commercialization Plan shall be drafted by AZ and shall be shared with Rigel via the JSC.  AZ shall consider any Rigel comments on such plan in good faith, provided that the final determination as to the content of the Commercialization Plan shall be made by AZ.

5.3          Commercialization Activities.  AZ shall carry out the tasks under the Commercialization Plan in compliance in all material respects with all Applicable Laws and regulations, including the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and laws applicable to the sale and promotion of pharmaceutical products.

5.4          Commercialization Costs.  AZ shall be solely responsible for all costs and expenses incurred in connection with the commercialization of the Products in the Territory.

5.5          Sales and Distribution.  AZ shall be responsible for receiving and filling orders, controlling invoicing, collection of payments, returns, charge-backs and rebates on sales of the Products in the Territory, and shall have sole control over distribution of the Product in the Territory.  Rigel may not accept orders for the Products or make sales for its own account or for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AZ’s account.  If Rigel receives any order for the Products in the Territory, it shall refer such orders to AZ for acceptance or rejection.

5.6          Commercialization Updates.  AZ shall keep the JSC fully informed regarding the progress of all material commercialization activities for the Products in the Territory.

5.7          Pricing.  AZ shall be solely responsible for determining pricing and pricing and reimbursement strategy for the Products.

ARTICLE 6

TECHNOLOGY TRANSFER, MANUFACTURE AND SUPPLY

6.1          Overview.  Subject to Section 6.2 below, AZ will be solely responsible for the manufacture of the Compound and Products in bulk and finished form for use by AZ under the Development Plan and for use and distribution by AZ under the Commercialization Plan.

6.2          Transfer of Technology and Manufacturing Responsibilities.

(a)           Technology Transfer.  Promptly after the Effective Date, Rigel shall, [ * ], transfer to AZ the Rigel Know-How existing as of the Effective Date, including (i) all Rigel Know-How relating to any On-Going Clinical Trials; and (ii) all Rigel Know-How that is necessary for AZ to replicate the process employed by or on behalf of Rigel to manufacture the Compound and R788 Product as of the Effective Date.  Such initial technology transfer shall be carried out in accordance with the Transition Plan and shall be completed within [ * ] ([ * ]) days after the Effective Date.  After Rigel has performed the technology transfer as set forth in the Transition Plan, Rigel shall continue to provide AZ with all Rigel Know-How and all reasonable assistance required in order to assist AZ to develop and/or manufacture the Compound and the Products then under development by AZ under this Agreement, including such assistance as is reasonably required by AZ to replicate the process employed by or on behalf of Rigel to manufacture the Compound and R788 Product as of the Effective Date at AZ’s reasonable request.  AZ shall reimburse Rigel for Rigel’s internal (at the FTE Rate) and Out-of-Pocket Expenses incurred in connection with the rendering of any such assistance unless such assistance requires only de minimus efforts by Rigel personnel and does not require the engagement of any Third Party.

(b)           Right to Manufacture.  Subject to the limited rights granted to Rigel and to any Third Parties under the Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement (each as defined below), AZ shall have the sole and exclusive right to (a) conduct or have conducted Manufacturing with respect to Compounds and Products and (b) Manufacture or have Manufactured Compound and Products.  For clarity, AZ shall have the right, in its sole discretion, to determine the specifications with respect to any Compound or Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Existing Manufacturers.  Rigel represents and warrants that as of the Effective Date, (i) [ * ] and [ * ] (together “[ * ]” or the “Existing Compound Manufacturer”) is manufacturing and supplying to Rigel R788 in bulk form under the Master Terms and Conditions by and between Rigel and the Existing Manufacturer, effective [ * ] (the “Existing Compound Manufacturing Agreement”); and (ii) [ * ] (the “Existing Product Manufacturer”) is manufacturing and supplying to Rigel the R788 Product in packaged form under the Master Services Agreement by and between Rigel and the Existing Product Manufacturer, effective [ * ]  (the “Existing Product Manufacturing Agreement”).  In order to minimize supply interruption, the Parties intend to continue to engage the Existing Compound Manufacturer for the supply of the bulk R788 and the Existing Product Manufacturer for the supply of packaged R788 Product during the conduct of a program of Phase 3 Clinical Trials for the R788 Product for RA.  As part of the initial technology transfer under the Transition Plan, Rigel shall assign to AZ or its designee, at no additional cost and expense to AZ, all of Rigel’s rights and obligations under the Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement, to the extent Rigel is permitted to do so under such Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement, and AZ shall cooperate with Rigel to carry out such assignment. For the avoidance of doubt, except as expressly set forth in Section 6.2(i), Rigel shall remain fully responsible for its acts, omissions, liabilities and breaches connected with the Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement existing prior to the date of any assignment to AZ.

(d)           Existing Starting Material Suppliers.  As part of the initial technology transfer under the Transition Plan, to the extent set forth in such Transition Plan, Rigel shall assign to AZ or its designee, at no additional cost and expense to AZ, all of Rigel’s rights and obligations under supply agreements in place with suppliers for R788 starting materials (RIG-A, RIG2-05, RIG2-12, RIG2-13 & RIG2-15), to the extent Rigel is permitted to do so under such agreements,  and AZ shall cooperate with Rigel to carry out such assignment.

(e)           Existing R788 Supply Chain Services Suppliers.  As part of the initial technology transfer under the Transition Plan, to the extent set forth in such Transition Plan, Rigel shall assign to AZ or its designee, at no additional cost and expense to AZ, all of Rigel’s rights and obligations under services agreements in place with suppliers of R788 supply chain services, to the extent Rigel is permitted to do so under such agreements,  and AZ shall cooperate with Rigel to carry out such assignment.

(f)            Interim Supply.  Until AZ establishes a direct contractual relationship with the Existing Compound Manufacturer and the Existing Product Manufacturer as described in Section 6.2(c) above, to the extent necessary for AZ to carry out its development obligations under the Development Plan, Rigel shall obtain supply from its Existing Compound Manufacturer and Existing Product Manufacturer R788 in bulk form and the R788 Product in packaged form, at AZ’s request (to the extent consistent with the Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement) and at AZ’s expense, for AZ’s development activities under this Agreement. For the avoidance of doubt there shall be [ * ] to obtain supply from its Existing Compound Manufacturer and Existing Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturer, provided that AZ agrees to reasonably co-operate with Rigel and to negotiate with the Existing Compound Manufacturer and Existing Product Manufacturer in good faith to assist Rigel in ensuring such assignment to AZ.

(g)           Transfer of Supplier Relationships.  Promptly after the Effective Date, the Parties shall use Diligent Efforts to establish a direct contractual relationship between AZ and the Existing Compound Manufacturer and the Existing Product Manufacturer, either by AZ’s assumption of the Existing Compound Manufacturing Agreement and the Existing Product Manufacturing Agreement or otherwise.

(h)           Existing Inventory.  The Parties acknowledge that, as of the Effective Date, Rigel is in possession of an existing inventory of: (i) cGMP-grade Compound and R788 Product in bulk and finished form; (ii) with respect to R788 Product, cGMP-grade materials of the following: work-in-progress, starting materials, analytical standards, samples, radio-labeled compounds; and (iii) certain equipment specifically designed to produce the R788 Product (the “R788 Inventory”), and an estimate of the quantities of such R788 Inventory is set forth on Exhibit F attached hereto.  Rigel agrees to assign to AZ, [ * ], all of its rights, title and interest in the R788 Inventory as part of the initial technology transfer under the Transition Plan, except that Rigel may retain sufficient quantities of R788 Inventory solely for its use in the conduct of the Open Label Extension Studies and to fulfill its obligations under the NCI Agreement as such agreement exists as of the Execution Date.

(i)            API Transfer. AZ agrees that it shall be responsible for the costs for final supply of a [ * ] campaign of R788 active pharmaceutical ingredient which as of the Execution Date is being manufactured by [ * ] for Rigel under the Existing Compound Manufacturing Agreement, [ * ].  The Parties understand that Rigel intends to assign such Existing Compound Manufacturing Agreement to AZ under Section 6.2(c), and accordingly, in the event that such contract has been assigned to AZ at the time such costs become due, AZ shall be directly responsible for paying such costs to [ * ].  If, at the time any portion of such costs becomes due to [ * ], such agreement has not been assigned to AZ, then Rigel shall be responsible for paying such portion of costs to [ * ] and shall subsequently invoice AZ and within [ * ] ([ * ]) days of payment to [ * ], following which AZ shall pay such portion of costs to Rigel within [ * ] ([ * ]) days of receipt of invoice. In no event shall AZ be liable for [ * ] except as expressly set forth in this Agreement or as otherwise agreed in writing between the Parties or as agreed between AZ and [ * ].

(j)            Assignment of Rights.  The assignment by Rigel of any of the agreements to AZ as contemplated in this Section 6.2 shall not require Rigel to assign its rights and/or interest in and to any of the Rigel Patents and/or Rigel Know-How, regardless of whether Rigel obtained the rights to such Rigel Patents or Rigel Know-How under such agreements.

(k)           Transition Plan Costs.  Except as specifically provided in the Transition Plan or elsewhere under this Article 6, each Party shall bear all of its internal costs incurred in connection with the activities, work, technology transfer and assignments described in the Transition Plan as of the Execution Date, and AZ shall reimburse Rigel for Rigel’s Out-of-Pocket Expenses incurred in connection with the activities, work, technology transfer and assignments described in the Transition Plan as of the Execution Date.  AZ shall bear all costs and expenses, and shall reimburse Rigel for its internal and Out-of-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Pocket Expenses, incurred by Rigel in connection with any activities that are requested by AZ and that are not included in the Transition Plan as of the Execution Date unless such activities require only de minimus efforts by Rigel personnel and do not require the engagement of any Third Party.

ARTICLE 7

LICENSES AND EXCLUSIVITY

7.1          License to AZ under Rigel Technology.

(a)           License Grant.  Subject to the terms and conditions of this Agreement (including Rigel’s retained rights under Section 7.3 below), Rigel hereby grants AZ a royalty-bearing, fully sublicenseable exclusive license, under Rigel’s and its Affiliate’s rights, titles, and interests in and to the Rigel Technology, to Exploit the Compound and the Product(s) in the Field in the Territory.

(b)           Access to Safety Information.  Rigel hereby grants AZ a royalty-free, fully sublicensable, non-exclusive license to any safety Information relating to any Rigel Compounds [ * ] that are Controlled by Rigel, solely as required pursuant to the request or notification of any Regulatory Authority or as otherwise required pursuant to Applicable Laws. AZ acknowledges and agrees that Rigel has certain existing contractual obligations as of the Execution Date which preclude such disclosure to AZ and that Rigel shall not be required to make such disclosure under this Section 7.1(b) to the extent prohibited under such other contractual obligations.

(c)           Exclusions.  For avoidance of doubt, the licenses granted to AZ under this Agreement shall not include any rights for AZ to (i) modify, enhance, improve, optimize or otherwise derivatize a Compound in a manner than results in a molecule that is not a Compound, or (ii) research, develop, make, have made, use, sell, offer for sale or import any other proprietary compound of Rigel (including any proprietary compound which Rigel licenses to a Third Party) that is not a Compound.

7.2          Sublicenses and Distributorships.

(a)           Scope of Permissible Sublicensing.  The license granted by Rigel to AZ in Section 7.1 may be sublicensed by AZ through multiple tiers of Sublicensees: (i) to its Affiliates in the Territory or in any country of the Territory without Rigel’s prior written consent; (ii) to a Third Party in the U.S. or in any of the Major EU Countries, which sublicense shall require the prior written consent of Rigel ([ * ]) if granted [ * ] the First Commercial Sale of a Product in the first to occur of the U.S. or any Major EU Country; and (iii) to a Third Party in any other country(ies) of the Territory without the prior written consent of Rigel. AZ shall remain primarily responsible for the performance of its Sublicensees and shall use Diligent Efforts to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cause its Sublicensees to comply with the terms and conditions of this Agreement.  For the avoidance of doubt, where AZ grants a sublicense to a Person that is not an Affiliate of AZ, and such Person is not a Distributor, such Person shall be a “Sublicensee” for the purposes of this Agreement.

(b)           Distributorships.  AZ shall have the right, in its sole discretion, to appoint its Affiliates, and AZ and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country of the Territory, to distribute, market and sell the Products, in circumstances where the Person purchases its requirements of Products from AZ or its Affiliates but does not otherwise make any royalty or other payment to AZ with respect to its intellectual property rights, provided that AZ shall remain primarily responsible for the performance of such Distributors. For the avoidance of doubt, where AZ appoints such a Person and where such Person is not an Affiliate of AZ, that Person shall be a “Distributor” for the purposes of this Agreement.

7.3          Rigel Retained Rights.  Rigel retains the right to practice and license the Rigel Technology outside the scope of the license granted to AZ under Section 7.1.  In addition, Rigel retains the right to collaborate with Third Parties on the Compound solely for research purposes only and solely as described under the material transfer agreements, research agreements and cooperative research and development agreement existing as of the Execution Date between Rigel and each such Third Party (collectively, the “Research Agreements”). Rigel shall remain fully responsible for its acts and omissions under such Research Agreements and, except as described in the Transition Plan, no responsibility or liability for such agreements shall pass to AZ by virtue of this Agreement.

7.4          Negative Covenant.

(a)           Each Party covenants that it will not use or practice any of the other Party’s intellectual property rights licensed to it under this Article 7 except for the purposes expressly permitted in the applicable license grant.

(b)           Specifically and without limiting the foregoing, AZ covenants that it will not, except as expressly permitted under this Agreement and in particular under Section 7.1, use or practice any of Rigel’s intellectual property rights licensed to it under this Article 7: (i) in an Excluded Indication; or (ii) in connection with any compound other than a Compound except as part of a Combination Product, subject in any case to Section 7.1(c)(ii).

7.5          No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.

7.6          Exclusivity.

(a)           No Existing Oral SYK Inhibitor Program.  AZ hereby represents and warrants that, except as provided under this Agreement with respect to the Rigel Compounds, as

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the Execution Date, it does not have commercial rights (including by means of an option agreement) to any Compound for which an IND has been filed, or equivalent action taken, by or on behalf of AZ or its Affiliates.

(b)           Until the [ * ] of (i) [ * ]; and (ii) the [ * ] ([ * ]) anniversary of the First Commercial Sale of a R788 Product, except as permitted under this Agreement, neither Party nor its Affiliates will, directly or indirectly (including by means of any collaboration, license or option agreement with any Third Party), [ * ] any [ * ] any product comprising a compound [ * ].

(c)           Until the [ * ] of (i) [ * ]; and (ii) [ * ], except as permitted under this Agreement, AZ and its Affiliates will not, directly or indirectly (including by means of any collaboration, license or option agreement with any Third Party), [ * ] in any [ * ] or [ * ], of any compound [ * ].

(d)           Until [ * ], Rigel and its Affiliates will not, directly or indirectly (including by means of any collaboration, license or option agreement with any Third Party), [ * ] in the [ * ] with a compound that exhibits [ * ].

7.7          AZ Diligence. With respect to any compound which exhibits SYK Activity or any product comprising a compound which exhibits SYK Activity which AZ or its Affiliates acquire after the Effective Date (including by means of any collaboration, license or option agreement with any Third Party), and which compound or product AZ or its Affiliates intend to Commence any Clinical Trial or Commercialize in either the Major Indication or any Autoimmune Disorder, in each case via the oral route, AZ agrees that in assessing whether to Commence any Clinical Trial or Commercialize (i) such acquired compound or product; and/or (ii) any [ * ] Rigel Compound or associated Product, AZ shall have regard to the commercial and scientific potential of such opportunities, taking into account their [ * ] and [ * ], their [ * ], the [ * ] of [ * ] and the [ * ] and [ * ] of their [ * ] (including [ * ] and [ * ]), the [ * ] of [ * ], their [ * ], [ * ] in making such determination.  This Section 7.7 shall not be construed to limit AZ’s exclusivity obligations under Section 7.6.

7.8          Right of First Negotiation in the Additional Indication.  In the event that Rigel wishes to either itself develop and/or Commercialize or grant rights to a Third Party to develop and/or commercialize any Rigel Compound or corresponding Product in any Additional Indication, then Rigel shall first notify AZ in writing.  AZ shall within [ * ] ([ * ]) days notify Rigel if it is interested in obtaining such rights.  If AZ notifies Rigel of its interest in obtaining such rights, then Rigel and AZ shall negotiate in good faith the terms and conditions under which AZ will obtain from Rigel the right to develop and Commercialize the Rigel Compound or corresponding Product in such Additional Indication.  If, despite good faith negotiations, Rigel and AZ do not enter into an agreement on the terms and conditions under which AZ would obtain such right within [ * ] ([ * ]) days after AZ provides Rigel written notice of its interest to obtain such right, then Rigel shall have the right to either by itself or via a Third Party develop and Commercialize the Rigel Compound and corresponding Product in such Additional Indication without further obligation to AZ provided that with respect to any such agreement with a Third

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party, such agreement shall not be on terms which are more favorable to such Third Party than those last offered to AZ.

ARTICLE 8

FINANCIALS

8.1          Upfront Fee.  In consideration of the rights and licenses granted under this Agreement, no later than [ * ] ([ * ]) days after the Effective Date, AZ shall pay to Rigel a non-refundable, non-creditable upfront fee of one hundred million dollars ($100,000,000) in cash by wire transfer of immediately available funds into an account designated by Rigel.

8.2          [ * ] Milestone and [ * ] Milestone.  AZ shall make each of the following non-refundable, non-creditable milestone payments to Rigel for the achievement of the following milestone events: (i) in consideration of the services performed by Rigel relating to the [ * ], [ * ] Dollars ($[ * ]) within [ * ] ([ * ]) days after the [ * ]; and (ii) [ * ] Dollars ($[ * ]) within [ * ] ([ * ]) days after the [ * ] of the [ * ], in each case following receipt of invoice from Rigel.

8.3          Development and Regulatory Milestone Payments.  AZ shall make milestone payments to Rigel based on achievement of certain development and regulatory milestone events in the specified indications as set forth in this Section 8.3 relating to Products comprising a Rigel Compound.  AZ shall notify and pay to Rigel the amounts set forth in this Section 8.3 within [ * ] ([ * ]) days after the achievement of the applicable milestone event (as notified by AZ to Rigel and following receipt of invoice from Rigel).  Each such payment shall be non-refundable and non-creditable against any other payment due under this Agreement. For the avoidance of doubt, [ * ].

(a)           Major Indication.  AZ shall make each of the following milestone payments to Rigel for the first Product comprising a Rigel Compound to achieve the corresponding milestone event for a Major Indication for which such milestone event has been met.

Milestone Event	Milestone Payment for First Product
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]

Each milestone in Section 8.3(a) shall be paid only once for the first Product to achieve such milestone.  Each milestone event conditioned upon the Product meeting [ * ] shall be deemed to have been achieved if such Product meets [ * ], so that upon the triggering of a particular milestone event conditioned upon a Product meeting of [ * ], both the milestone payment corresponding to such [ * ] trigger and the milestone payment corresponding to the applicable [ * ] trigger will become due, if the milestone payment corresponding to such applicable [ * ] trigger has not been previously paid by AZ.  In addition, if a Product achieves a First Commercial Sale in the Major Indication in a Major Market, such Product shall be deemed to have achieved at least [ * ], and the milestone payment corresponding to the First Marketing Approval of such Product for [ * ] in such country will become due if such milestone payment has not been previously paid by AZ.

(b)           First Other Indication.  AZ shall make each of the following milestone payments to Rigel for the first Product comprising a Rigel Compound to achieve the corresponding milestone event for the first Indication that is an Other Indication (the “First Other Indication”) for which such milestone event has been met.

Milestone Event	Milestone Payment for First Product
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]	$	[ *	]
[ * ]	$	[ *	]

Each milestone in Section 8.3(b) shall be paid only once for the first Product to achieve such milestone.

(c)           Second Other Indication.  AZ shall make each of the following milestone payments to Rigel for the first Product comprising a Rigel Compound to achieve the corresponding milestone event for the second Indication that is an Other Indication (the “Second Other Indication”) for which such milestone event has been met.

Milestone Event	Milestone Payment for First Product
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]
[ * ]	$	[ *	]

Each milestone in Section 8.3(c) shall be paid only once for the first Product comprising a Rigel Compound to achieve such milestone.

8.4          Commercialization Milestone Payments.  AZ shall make each of the milestone payments indicated below to Rigel when aggregate, cumulative Net Sales of all Product(s) comprising Rigel Compounds across all indications in the Territory first reach the specified dollar values in any Calendar Year.  Each such milestone payment shall be non-refundable and non-creditable against any other payment due under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aggregate Net Sales in the Territory for all Products in a Calendar Year			Payment
$	[ *	]	$	[ *	]
$	[ *	]	$	[ *	]
$	[ *	]	$	[ *	]
$	[ *	]	$	[ *	]
$	[ *	]	$	[ *	]

AZ shall notify and pay to Rigel the amounts set forth in this Section 8.4 within [ * ] ([ * ]) days after the end of the Calendar Quarter in which the applicable milestone event is achieved and following receipt of invoice from Rigel.  Each milestone in this Section 8.4 shall be paid only once, and the maximum total amount of payment to Rigel pursuant to this Section 8.4 shall be eight hundred million dollars ($800,000,000).  If more than one commercial milestone has been met for the first time during the same Calendar Year, then AZ shall remain obligated to make payments to Rigel for milestone payments triggered by the occurrence of each and every such commercial milestone event.

8.5          Royalty Payments.

(a)           Royalties for R788 Products.

(i)            AZ shall pay to Rigel non-refundable, non-creditable royalties on the amount of Net Sales of all R788 Products sold in all countries of the Territory outside the U.S. (the “Ex US Territory”), as calculated by multiplying the applicable royalty rates by the corresponding amount of incremental Net Sales of all R788 Products in the Ex US Territory in such Calendar Year.

Annual Net Sales for all R788 Products in the Ex US Territory	Royalty Rate
Portion less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ]	[ *	]%

(ii)           AZ shall pay to Rigel non-refundable, non-creditable royalties on the amount of Net Sales of all R788 Products sold in the U.S., as calculated by multiplying the applicable royalty rates by the corresponding amount of incremental Net Sales in the U.S. of all R788 Products in such calendar year.

Annual Net Sales for all R788 Products in the U.S.	Royalty Rate
Portion less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ]	[ *	]%

(b)           Royalties for Follow-On Products.  AZ shall pay to Rigel non-refundable, non-creditable royalties on the amount of Net Sales of all Follow-On Products sold in all countries of the Territory, as calculated by multiplying the applicable royalty rates by the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

corresponding amount of incremental Net Sales of all Follow-On Products in the Territory in such Calendar Year, subject to adjustment as provided below in this paragraph (b).

(i)            In respect of Net Sales of Follow-On Products in any Major Indication, the applicable royalty rates shall be as described in Section 8.5(a)(i) with respect to Net Sales of R788 Products in the Ex U.S. Territory.

(ii)           In respect of Net Sales of Follow-On Products in any Other Indication, the applicable royalty rates shall be as described below:

Annual Net Sales for all Follow-On Products in any Other Indication in the Ex US Territory	Royalty Rate
Portion less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than or equal to $[ * ] and less than $[ * ]	[ *	]%
Portion greater than $[ * ]	[ *	]%

For clarity, (i) the royalty rates set forth in Section 8.5(a)(i) shall apply to all of the Net Sales of any Follow-On Product for which Marketing Approval is obtained by AZ, its Affiliates or Sublicensees for any of the Major Indications, regardless of whether Marketing Approval is also obtained for such Follow-On Product for any indication other than a Major Indication; (ii) such royalty rates shall not apply retrospectively in the event that Marketing Approval is first obtained for any indication other than a Major Indication.

(c)           Know-How Royalty.  In any country in the Territory where the sale of a Product in such country is not covered by a Valid Claim [ * ] of such Product or [ * ] such Product [ * ] in such country, AZ shall owe royalties under Section 8.5(a) or (b), as applicable, on the Net Sales of such Product in such country at rates that are [ * ] percent ([ * ]%) of the rates otherwise payable under Section 8.5(a) or (b), as applicable.  If a Valid Claim later issues that covers such [ * ] in such country, then this paragraph (c) shall no longer apply, but the later issuance of such Valid Claim shall not have any retroactive effect.

(d)           Loss of Market Exclusivity.  In the event of a Loss of Market Exclusivity in any country, then the royalty rates applicable to Net Sales under Section 8.5(a) and (b) of such Product in such country shall be reduced by [ * ] percent ([ * ]%).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           Compulsory License.  In the event that a court or governmental agency of competent jurisdiction requires AZ or an AZ Affiliate to grant a compulsory license to a Third Party permitting such Third Party to make and sell the Product in a country, then for the purposes of calculating the royalties of such Product under Section 8.5(a) and (b), [ * ] percent ([ * ]%) of the Net Sales in such country shall be disregarded.

(f)            Third Party Payments and Obligations.  Rigel shall remain responsible for the payment of royalty, milestone and other payment obligations, if any, due to Third Parties under any Rigel Patents or Rigel Know-How which has been licensed to Rigel prior to the Effective Date and is sublicensed to AZ under this Agreement.  All such payments shall be made promptly by Rigel in accordance with the terms of its license agreement.  In the event that AZ determines that rights to intellectual property owned or controlled by a Third Party are required to fully Commercialize the Products under this Agreement, AZ shall have the right to negotiate and acquire such rights through a license or otherwise and to deduct from the royalty payments due to Rigel [ * ] percent ([ * ]%) of the amounts paid (including milestone payments, royalties or other license fees) by AZ to such Third Party; provided, however, that in no event shall the amounts due to Rigel from AZ be reduced by more than [ * ] percent ([ * ]%) in respect of a particular royalty payment or in any Calendar Quarter.  [ * ]. Rigel agrees to fully cooperate with AZ to acquire such rights.

(g)           Maximum Amount of Royalty Reduction.  In no event shall the royalty rate payable to Rigel under Section 8.5(a) or (b) in respect of any particular country be reduced by more than [ * ] percent ([ * ]%) in any Calendar Quarter as a result of the reductions set forth in Sections 8.5(c), (d), (e) or (f). [ * ].

(h)           Royalty Term.  Subject to Section 8.6, royalties due under Sections 8.5(a) or (b), as applicable, with respect to a particular Product in a particular country, will commence upon the First Commercial Sale of such Product in such country and will be payable until the later of (i) the expiration of the last to expire Valid Claim [ * ] in such country that covers the Product, [ * ], and (ii) [ * ] ([ * ]) years after the First Commercial Sale of such Product in such country (such period, the “Royalty Term”).  Following the Royalty Term with respect to a particular Product and country, the license to AZ set forth in Section 7.1 shall continue in effect but shall become fully paid-up, royalty-free, transferable, perpetual and irrevocable with respect to such Product and such country.

(i)            Royalty Payments and Reports.  All amounts payable to Rigel pursuant to this Section 8.5 shall be paid in Dollars within [ * ] ([ * ]) days after the end of each Calendar Quarter (as reported by AZ to Rigel and invoiced by Rigel). For the purposes of calculating the royalty payment in any Calendar Quarter, AZ shall calculate the cumulative royalty payments for the current Calendar Year and deduct royalty payments made in respect of previous Calendar Quarters, if any, for such Calendar Year to establish the current royalty payment with respect to such Calendar Quarter.  AZ shall submit to Rigel a statement, on a country-by-country basis, of the sales volume of Product in the Territory during the applicable Calendar Quarter, Net Sales and a calculation of the amount of royalty payment due on such sales for such Calendar Quarter,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

sufficiently in advance before the royalty payment becomes due to allow Rigel to issue the invoice to AZ for such royalty payments.

8.6          Applicable Royalty Term in the Event of Multiple Products.  The Parties acknowledge and agree that the royalty rates described in Section 8.5(a) for R788 Products reflect the fact that as of the Execution Date, R788 is the most advanced Compound in development in a Major Indication. Accordingly, in the event that during the R788 Product Royalty Term any Follow-On Product is Commercialized, with respect to Net Sales of such Follow-on Product, then notwithstanding the provisions of Section 8.5, the Parties agree as follows:

(a)           For any Follow-On-Product comprising [ * ] in any Other Indication, the applicable royalty rate for Net Sales of such Follow-On Product shall be as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) during the R788 Product Royalty Term and [ * ] percent ([ * ]%) for Net Sales following the expiry of the R788 Product Royalty Term;

(b)           For any Follow-On-Product comprising [ * ] in any Other Indication, the applicable royalty rate for Net Sales of such Follow-On Product shall be as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) during the Royalty Term of such Follow-On-Product, irrespective of when the R788 Product royalty Term expires;

(c)           For any Follow-On-Product comprising [ * ] in a Major Indication, the applicable royalty rate for Net Sales of such Follow-On Product shall be as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) during the R788 Product Royalty Term and [ * ] percent ([ * ]%) for Net Sales following the expiry of the R788 Product Royalty Term;

(d)           For any Follow-On-Product comprising [ * ] in a Major Indication, the applicable royalty rate for Net Sales of such Follow-On Product shall be as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) during the R788 Product Royalty Term and as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) following the expiry of the R788 Product Royalty Term and for the remainder of the Royalty Term of such Follow-On-Product;

(e)           For any Follow-On-Product comprising [ * ] which has First Commercial Sale in an Other Indication and achieves subsequent Marketing Approval in a Major Indication, the applicable royalty rate for Net Sales of such Follow-On-Product shall be (i) as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) with respect to Net Sales in the Other Indication prior to First Commercial Sale in a Major Indication; (ii) thereafter as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) for all Net Sales of such Follow-On-Product (irrespective of the Indication) during the R788 Product Royalty Term; and (iii) thereafter [ * ] percent ([ * ]%) for Net Sales of such Follow-On-Product (irrespective of the Indication) following the expiry of the R788 Product Royalty Term;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)            For any Follow-On-Product comprising [ * ] which has First Commercial Sale in an Other Indication and achieves subsequent Marketing Approval in a Major Indication, the applicable royalty rate for Net Sales of such Follow-On-Product shall be (i) as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) with respect to Net Sales in the Other Indication prior to First Commercial Sale in a Major Indication; (ii) thereafter as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) for all Net Sales of such Follow-On-Product (irrespective of the Indication) during the R788 Product Royalty Term; and (iii) thereafter as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) (irrespective of the Indication) following the expiry of the R788 Product Royalty Term and for the remainder of the Royalty Term of such Follow-On-Product;

(g)           For any Follow-On-Product comprising [ * ] which has First Commercial Sale in a Major Indication and achieves subsequent Marketing Approval in an Other Indication, the applicable royalty rate for Net Sales of such Follow-On-Product shall be (i) as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]%  respectively) for all Net Sales of such Follow-On-Product (irrespective of the Indication) during the R788 Product Royalty Term; and (ii) thereafter [ * ] percent ([ * ]%) for Net Sales of such Follow-On-Product (irrespective of the Indication) following the expiry of the R788 Product Royalty Term;

(h)           For any Follow-On-Product comprising [ * ] which has First Commercial Sale in a Major Indication and achieves subsequent Marketing Approval in an Other Indication, the applicable royalty rate for Net Sales of such Follow-On-Product shall be (i) as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) for all Net Sales of such Follow-On-Product (irrespective of the Indication) during the R788 Product Royalty Term; and (ii) thereafter as described in Section 8.5[ * ] (ie [ * ]%, [ * ]%, [ * ]% or [ * ]% respectively) (irrespective of the Indication) following the expiry of the R788 Product Royalty Term and for the remainder of the Royalty Term of such Follow-On-Product;

(i)            In the event that (i) there is no R788 Product Royalty Term (ie no First Commercial Sale of the R788 Product); and (ii) two or more Follow-On-Products achieve First Commercial Sale, the provisions set forth above in sub-sections (a)-(h) shall apply with respect to the Royalty Term of the first Follow-On-Product and all references to the R788 Product Royalty Term as described in (a)-(h) above shall be replaced by references to the Royalty Term of the first Follow-On-Product;

(j)            For the avoidance of doubt, notwithstanding the provisions of this Section 8.6, the royalty reductions set forth in Sections 8.5(c), (d), (e) and (f) shall apply with respect to each respective Product.

8.7          Taxes.

(a)           The royalties, milestones and other amounts payable by AZ to Rigel pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Laws.  AZ shall deduct and withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold on Rigel’s behalf. Notwithstanding the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing, if Rigel is entitled under any applicable tax treaty to a refund, reduction of rate, or the elimination of, applicable withholding tax, it may deliver to AZ or the appropriate Governmental Authority with the assistance of AZ, to the extent that this is reasonably required, the prescribed forms necessary to obtain such refund or to reduce the applicable rate of withholding or to relieve AZ of its obligation to withhold tax, and AZ shall apply the reduced rate of withholding, or dispense with withholding, as the case may be provided that AZ has received evidence, in a form reasonably satisfactory to AZ, of Rigel’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [ * ] ([ * ]) days prior to the time that the Payments are due. The Parties shall cooperate in accordance with Applicable Laws to minimize withholding taxes.  If, in accordance with the foregoing, AZ withholds any amount, it shall pay to Rigel the balance when due, make timely payment to the proper taxing authority of the withheld amount on Rigel’s behalf, and send to Rigel proof of such payment within [ * ] ([ * ]) days following that payment.

(b)           Subject to Section 8.7(c), if AZ (or AZ’s Affiliates or successors) is required to make a payment to Rigel subject to a deduction or withholding of tax, then if such deduction or withholding of tax obligation arises or is increased solely as a result of the [ * ], as a result of which the Payments arise in a territory other than [ * ], or there is a change in [ * ], or the payments arise or are deemed to arise [ * ] (an “AZ Withholding Tax Action”), then notwithstanding Section 8.7(a), the payment by AZ (in respect of which such deduction and withholding of tax is required to be made) shall be increased by the amount necessary (the “Additional Amount”) to ensure that Rigel receives an amount equal to the same amount that it would have received had no AZ Withholding Tax Action occurred.

(c)           Section 8.7(b) shall only apply if each of the following applies: (i) Rigel has not [ * ] or [ * ]; and (ii) Rigel is the [ * ];  (iii) Rigel is not able to obtain a credit for, refund of or relief from any taxation liability by reason of the deduction or withholding of tax; and (iv) at the time the Payment is due, Rigel has not [ * ] intellectual property [ * ] that [ * ].    Furthermore, (x) if any Additional Amount is paid pursuant to Section 8.7(b) and Rigel subsequently obtains a credit for, or refund of any tax that gave rise to the payment of the Additional Amount, or Rigel subsequently obtains relief from any taxation liability by reason of such tax, Rigel shall pay to AZ (or AZ’s Affiliates or successors, as the case may be) the full amount of such tax credit, refund or relief; and (y) Rigel shall take all reasonable steps and make all available claims and elections to maximize its entitlement to receive such credit, refund or relief at the earliest opportunity. For each Calendar Year during such Additional Amount has been paid, within [ * ] ([ * ]) days after filing its U.S. federal income return for such Calendar Year, Rigel shall provide AZ with a schedule that sets forth (i) the year in which each Additional Amount was paid, (ii) the amount of such Additional Amount, (iii) the year in which Rigel realized a credit, refund or other corresponding relief for the Additional Amount, and (iv) the amount so realized.

(d)           All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, the remitting Party shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an invoice in the appropriate form issued by the receiving Party in respect of those Payments, such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indirect Taxes to be payable on the due date of the Payment to which such Indirect Taxes relate. The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. The Parties shall cooperate in accordance with Applicable laws to minimize Indirect Taxes.

(e)           For the avoidance of doubt, the Parties acknowledge and agree that none of the amounts payable under Article 8 of this Agreement are related to the license (or right) to import or any import of Existing Inventory.  AZ shall be responsible for any import clearance, including payment of any import duties and similar charges, in connection with any Existing Inventory transferred to AZ under this Agreement.  The Parties shall co-operate to ensure that the Party responsible for shipping values the clinical product in accordance with Applicable Laws and minimizes where permissible any such duties and any related import taxes that are not reclaimable from the relevant authorities.

8.8          Payment.  AZ shall make payment under this Article 8 in Dollars by wire transfer of immediately available funds to the bank account as may be designated by Rigel in writing to AZ from time to time.

8.9          Foreign Exchange.  For the purpose of computing the Net Sales of Products sold in a currency other than Dollars, such currency shall be converted from local currency to Dollars by AZ in accordance with the rates of exchange for the relevant month for converting such other currency into Dollars used by AZ’s internal accounting systems, which are independently audited on an annual basis.

8.10        Late Payments.  If Rigel does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to Rigel from the due date until the date of payment at a rate of [ * ] percentage point ([ * ]%) over the then-current 30-day LIBOR rate, or the maximum rate allowable by applicable law, whichever is less.

8.11        Financial Records; Audits.  AZ shall maintain complete and accurate records in sufficient detail to permit Rigel to confirm the accuracy of the royalty payments and commercial milestone calculations under this Agreement.  Upon reasonable prior written notice, such records shall be open during regular business hours for a period of [ * ] ([ * ]) years from the creation of individual records for examination at Rigel’s expense, and not more often than [ * ] each Calendar Year, by an independent certified public accountant selected by Rigel and reasonably acceptable to AZ for the sole purpose of verifying for Rigel the accuracy of the financial reports or commercialization milestone notices furnished by AZ pursuant to this Agreement.  Any amounts shown to be owed but unpaid shall be paid within [ * ] ([ * ]) days after the accountant’s report, plus interest (as set forth in Section 8.10) from the original due date.  Rigel shall bear the full cost of such audit unless such audit discloses an underpayment of [ * ] percent ([ * ]%) or more for AZ’s payment obligation for a particular payment (in the case of commercial milestone payments) or a particular Calendar Quarter (in the case of royalty payments), in which case AZ shall bear the full cost of such audit.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1          Ownership of Inventions.  Each Party shall own all inventions and Information made solely by it and its Affiliates and their respective employees agents and independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”).  All inventions and Information that are made jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under US patent laws.  Inventorship shall be determined in accordance with US patent laws.

9.2          Disclosure of Inventions.  Each Party shall promptly disclose to the other all Sole Inventions and Joint Inventions, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions or Joint Inventions.  Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

9.3          Prosecution of Patents.

(a)           Rigel Patents Other Than Joint Patents.  Except as otherwise provided in this Section 9.3(a), as between the Parties, Rigel shall have the sole right and authority to prepare, file, prosecute (including any interferences, reissue proceedings, reexaminations and other administrational proceedings) and maintain the Rigel Patents other than Joint Patents in any jurisdiction in the Territory, at [ * ] costs and expense other than as set forth below.  Rigel shall provide AZ reasonable opportunity to review and comment on such prosecution efforts regarding such Rigel Patents in the Territory and, [ * ], AZ shall have final say over all decisions relating to such prosecution efforts with respect to Rigel Patents that specifically claim the [ * ] of, or the [ * ] of, any Compound or Product provided that such decisions made by AZ do not result in any reduction of AZ’s payment obligation to Rigel (including royalty payments and/or the Royalty Term).  Rigel shall provide AZ with a copy of material communications from any patent authority in the Territory regarding such Rigel Patents, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  If Rigel determines in its sole discretion to abandon, not file or not maintain a Rigel Patent anywhere in the Territory, then Rigel shall provide AZ written notice of such determination at least [ * ] ([ * ]) days before any deadline for taking action to avoid abandonment of such Rigel Patent.  AZ shall have the right, but not the obligation, to prepare, file, prosecute and maintain such Rigel Patent in the Territory on behalf of Rigel at AZ’s expense.  If AZ desires Rigel to file, in a particular jurisdiction in the Territory, a Rigel Patent that claims priority to another Rigel Patent, AZ shall provide written notice to Rigel requesting that Rigel file such patent application in such jurisdiction, and Rigel shall file and prosecute such patent application and maintain any patent issuing thereon in such jurisdiction at AZ’s expense.  AZ’s rights under this Section 9.3 with respect to any Rigel Patent licensed to Rigel by a Third

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party shall be subject to the rights of such Third Party to file, prosecute, and/or maintain such Rigel Patent.

(b)           AZ Patents Other Than Joint Patents.  Except as otherwise provided in this Section 9.3(b), AZ shall have the sole right and authority to prepare, file, prosecute (including any interferences, reissue proceedings, reexaminations and other administrational proceedings) and maintain the AZ Patents other than Joint Patents in any jurisdiction in the Territory, at AZ’s costs and expense and discretion.

(c)           Joint Patents.  With respect to any potentially patentable Joint Invention, the Parties shall confer and agree upon which Party, if any, shall prepare, file, prosecute (including any interferences, reissue proceedings, reexaminations and other administrational proceedings) and maintain patent applications covering such Joint Invention (any such patent application and any patents issuing therefrom a “Joint Patent”) in any jurisdictions throughout the Territory, at [ * ] expense.  It is the intention of the Parties that, unless otherwise agreed in writing, [ * ] would prepare, file, prosecute and maintain any Joint Patents in the Territory. The Party that prosecutes a patent application in the Joint Patents (the “Prosecuting Party”) shall provide the other Party reasonable opportunity to review and comment on such prosecution efforts regarding the applicable Joint Patents in the particular jurisdictions, and such other Party shall provide the Prosecuting Party reasonable assistance in such efforts.  The Prosecuting Party shall provide the other Party with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by such Party, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  In particular, each Party agrees to provide the other Party with all information necessary to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.  Should [ * ] determine that it will no longer support the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction, [ * ] shall provide [ * ] with written notice of such determination at least [ * ] ([ * ]) days before any deadline for taking action to avoid abandonment of such Joint Patent.  [ * ] shall have the right, but not obligation, to file, prosecute and maintain such Joint Patent in the applicable jurisdiction.  If [ * ] decides to exercise such right, then:  (i) [ * ] shall, if requested in writing by [ * ], assign its ownership interest in such Joint Patent in such country or jurisdiction to [ * ] for no additional consideration, and (ii) if such assignment is effected, any such Joint Patent would thereafter be deemed a [ * ] Patent in the case of assignment to [ * ] and Section 9.3[ * ] would apply to the preparation, filing, prosecution and maintenance thereof.

(d)           Cooperation in Prosecution and Orange Book Listing.  Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution and including reasonable assistance and cooperation in determining a complete and correct list of Rigel Patents and Joint Patents for Orange Book Listing.  Such assistance shall include the provision by Rigel to AZ of all Information, including a complete list of Rigel Patents covering the Products, as reasonably necessary to enable AZ to make filings with Regulatory Authorities with respect to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Rigel Patents, including as required in connection with (i) any Orange Book Listing; and (ii) outside the U.S. under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

9.4          Infringement of Patents and Know-How.

(a)           Notification.  If a Party becomes aware of any infringement, threatened infringement, or alleged infringement of the Rigel Patents or any Joint Patent or Rigel Know-How on account of a Third Party’s manufacture, use or sale of a Product in the Field including any “patent certification” filed in the US under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions in connection with the sale or proposed sale of a Product (in each case, a “Product Infringement”), then such Party shall promptly notify the other Party and within [ * ] ([ * ]) Business Days in writing of any such Product Infringement and shall provide evidence in such Party’s possession demonstrating such Product Infringement.

(b)           Enforcement Rights.  AZ shall have the first right, but not the obligation, to bring an appropriate claim, suit or other action against any person or entity engaged in Product Infringement of a Rigel Patent or Joint Patent or Rigel Know-How in the Territory.  AZ shall have a period of [ * ] ([ * ]) days after its receipt or delivery of such notice and evidence (as applicable) to elect to enforce such Rigel Patent or Joint Patent or Rigel Know-How against such Third Party.  In the event AZ does not so elect, it shall notify Rigel in writing within such [ * ] days, and Rigel shall have the right to commence a suit or take action to enforce the applicable Rigel Patent or Joint Patent or Rigel Know-How with respect to such Product Infringement.  The other Party shall provide to the Party enforcing any such rights under this Section 9.4(b) reasonable assistance in such enforcement, at the enforcing Party’s request and expense, including joining such claim, suit or action as a party plaintiff, if required by applicable law, to pursue such claim, suit or action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(c)           Third Party Litigation.  Except as otherwise set forth in Article 11, in the event of any actual or threatened suit against Rigel, AZ or its Affiliates that (i) the Exploitation of Rigel Compounds or associated Products in the Field in the Territory or (ii) the practice of a Rigel Patent, Joint Patent or the Rigel Know-How or any part thereof in connection with the activities set forth in subsection (i) above, in each case by or on behalf of AZ under this Agreement infringes the patent or intellectual property rights of any Third Party (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party.  AZ shall have the first right, but not the obligation, through counsel of its choosing, to assume direction and control of the defense of claims arising therefrom (including the right to settle such claims in its sole discretion) on behalf of both Parties; provided, however, that AZ shall obtain the written consent of Rigel prior to ceasing to defend, settling or otherwise compromising such claims.  If AZ notifies Rigel in writing that it does not wish to assume such direction and control, Rigel shall have the right, but not the obligation to, at its sole cost and expense, defend against such claims on behalf of both Parties; provided, however, that Rigel shall obtain the written consent of AZ prior to ceasing to defend,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

settling or otherwise compromising such claims. The other Party shall provide to the Party controlling any such defense under this Section 9.4(c) reasonable assistance in such enforcement, at the defending Party’s request and expense.  The defending Party shall keep the other Party regularly informed of the status and progress of such defense efforts, and shall reasonably consider the other Party’s comments on any such efforts.  If either Party elects to defend both itself and the other Party from a claim pursuant to this Section 9.4(c), the defending Party shall indemnify the other Party, and its officers, directors, employees and agents, and hold them harmless from and against any and all damages or other amounts payable to such Third Party claimant arising from such claims, as well as any reasonable attorneys’ fees and costs of litigation incurred by such other Party.  If neither Party elects to defend such claims on behalf of both Parties, each Party shall have the right to defend itself from such claims on its own behalf, at its sole cost and expense.  This Section 9.4(c) shall not be construed to modify either Party’s rights or obligations under Article 11.

(d)           Settlement.  Except as expressly provided under Section 9.4(c) above, prior written consent of the other Party is required for either Party to settle any claim, suit or action that it brought under this Section 9.4 involving a Rigel Patent or Joint Patent or Rigel Know-How in any manner that would negatively impact such intellectual property or that would limit or restrict AZ’s ability to sell the Product anywhere in the Territory.

(e)           Expenses and Recoveries.  If monetary damages are recovered from a Third Party in a claim, suit or action under Section 9.4(b) against any person or entity engaged in Product Infringement of the Rigel Patents or Joint Patents in the Territory, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, and any remaining amount shall be distributed as follows:  (i) if AZ is the Party enforcing such Rigel Patent or Joint Patent, then any remaining amount shall be retained by AZ and treated as Net Sales subject to Section 8.5; and (ii) if Rigel is the Party enforcing such Rigel Patent or Joint Patent, then any remaining amount shall be retained by Rigel.

9.5          Confirmatory Patent Licenses.  Rigel shall, if requested to do so by AZ and at AZ’s expense, promptly enter into confirmatory license agreements in a customary form reasonably requested by AZ for the purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as AZ considers appropriate.

9.6          Patent Marking.  AZ shall, at its option, require its Affiliates and Sublicensees to, mark the Product sold by it hereunder with appropriate patent numbers or indicia to the extent permitted by Applicable Law.

9.7          Employee Obligations.  Prior to beginning work under this Agreement, AZ and Rigel shall each use Diligent Efforts to ensure that their respective employees, agents or independent contractors, and those of their respective Affiliates engaged in activities under this Agreement are bound by written obligations of non-disclosure and invention assignment, including: (a) promptly reporting to the applicable Party any invention, discovery, process or other intellectual property right arising in the course of this Agreement; (b) assigning to the applicable Party all of his or her right, title and interest in and to any invention, discovery,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

process or other intellectual property right arising in the course of this Agreement; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application covering the inventions described in subsection (b) above; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Section 9.7; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 12.  It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

9.8          Patent Term Extensions.

(a)           The Parties shall cooperate in obtaining patent term extensions (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates, or their equivalents, with respect to the Rigel Patents and/or Joint Patents covering Products in any country and/or region where applicable.

(b)           [ * ] shall determine which Rigel Patent it will apply to extend, after consulting with [ * ] and reasonably considering any opinion provided, and shall file for such adjustment and extension at [ * ] cost and expense.

9.9          Trademarks.  AZ shall be responsible at its sole cost and discretion for the selection, registration, maintenance and defense of all trademarks for use in connection with the sale or marketing of the Product in the Field in the Territory (the “Marks”). AZ shall own all rights, title and interest in such Marks.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1        Mutual Representations and Warranties.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date as follows:

(a)           Corporate Existence and Power.  It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b)           Authority and Binding Agreement.  As of the Execution Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           No Conflict.  It is not a party to and will not enter into any agreement that would materially prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)           No Debarment.  In the course of the development of the Product, such Party has not used prior to the Execution Date and shall not use, during the Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(e)           Notice of Infringement or Misappropriation.  As of the Execution Date, except as already disclosed, such Party has not received any written notice from any Third Party asserting or alleging that any research or development of any Compound or Product by such Party prior to the Execution Date infringed or misappropriated the intellectual property rights of such Third Party.

(f)            Tax Resident.  It is a resident of the jurisdiction in which it is incorporated as such term is defined pursuant to Applicable Laws.

10.2        Representations and Warranties by Rigel.  Rigel hereby represents and warrants to AZ as of the Effective Date as follows:

(a)           Title; Encumbrances.  Except in relation to the rights granted under the Pfizer Agreement, it is the sole and exclusive owner of the Rigel Patents and it has the right to grant to AZ the license under the Rigel Technology that Rigel purports to grant hereunder.

(b)           No Material Impact. The provisions of the Research Agreements and the rights granted by Rigel to any Third Party thereunder do not materially adversely affect AZ’s right to develop and/or commercialize the Products hereunder.

(c)           Full Disclosure. Complete and correct copies of all material transfer agreements, research agreements, cooperative research and development agreements and any other agreements or contracts entered into by or on behalf of Rigel and its Affiliates with any Third Parties relating to the Compound that have a material impact on AZ’s right to develop and/or commercialize the Products hereunder have been disclosed to AZ.

(d)           Serious Adverse Events. To the best of Rigel’s knowledge, there have been no Serious Adverse Events relating to the Compounds, except for those disclosed to AZ as part of the formal due diligence process between Rigel and AZ prior to the Execution Date.

(e)           Enforceability. To the best of Rigel’s knowledge the Rigel Patents are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or threatened and Rigel has filed and prosecuted patent applications within such Rigel Patents in good faith and complied with all duties of disclosure with respect thereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)            Patent Fees. All necessary and material application, registration maintenance and renewal fees in respect of the Rigel Patents in existence as of the Effective Date have been paid.

(g)           Notice of Infringement or Misappropriation.  Neither Rigel or its Affiliates has received any written notice from any Third Party asserting or alleging that the Exploitation of the Compound prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party and to the best of Rigel’s knowledge, no such notice is pending or threatened.

(h)           Non-infringement of Third Party Rights.  To the best of Rigel’s knowledge, the making, using and selling of the R788 Product as it exists as of the Effective Date, in the manner as conducted by Rigel as of the Effective Date, does not infringe any patents or published patent applications owned or controlled by a Third Party.

(i)            Non-infringement [ * ]. To the best of Rigel’s knowledge, in engaging [ * ] of [ * ] as a consultant, there has not been any breach of the [ * ], rules, statutes or regulations.

(j)            Assignments.  Rigel has obtained from all individuals who participated in any respect in the invention or authorship of any Rigel Technology effective assignments of all ownership rights of such individuals in such Rigel Technology, either pursuant to written agreement or by operation of law.

(k)           No Proceedings.   There are no pending, and to the best of Rigel’s knowledge no threatened, actions, suits or proceedings against Rigel involving the Rigel Technology or the Compound.

10.3        Representations and Warranties by Rigel relating to the Pfizer Agreement.  Rigel hereby represents and warrants to AZ as of the Effective Date as follows:

(a)           The execution of this Agreement and the grant of the licenses hereunder by Rigel to AZ does not conflict with any provision of the Pfizer Agreement.

(b)           Pfizer does not have any rights to the Compounds, either in the Field or the Excluded Indications.

(c)           Since its execution on January 18, 2005 the Pfizer Agreement has not been amended, restated, terminated, in whole or in part, or otherwise modified.

10.4        Covenants.  Rigel covenants and agrees that:

(a)           it will not grant any interest in the Rigel Technology in a manner that would materially adversely affect AZ’s right to develop and/or commercialize Products hereunder;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           it will not assign its right, title or interest in or to any Rigel Patent to any Third Party in a manner that would materially adversely affect AZ’s right to develop and/or Commercialize Products hereunder, other than in connection with an assignment of this Agreement pursuant to Section 15.5.

(c)           it will not amend, restate, terminate, in whole or in part, or otherwise modify the Pfizer Agreement in each case in any manner that would adversely affect any rights that have been licensed by Rigel to AZ under this Agreement.

(d)           it will promptly notify AZ of any Serious Adverse Events which it becomes aware of relating to the Compounds after the Execution Date.

10.5        Disclaimer.  Each Party understands that the Compound(s) and Product(s) are the subject of ongoing clinical research and development and that the other Party cannot assure the safety or usefulness of the Compound(s) or Product(s).  In addition, Rigel makes no warranties except as set forth in this Article 10 concerning the Rigel Technology and AZ makes no warranties except as set forth in this Article 10 concerning the AZ Technology.

10.6        No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN SECTION 7.6(a) AND THIS ARTICLE 10, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1        Indemnification by Rigel.  Rigel shall defend, indemnify, and hold AZ, its Affiliates, and their respective officers, directors, employees, and agents (the “AZ Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such AZ Indemnitees (collectively, “AZ Damages”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“AZ Claims”) against such AZ Indemnitee based on or alleging: (a) a breach of any of Rigel’s representations, warranties, and obligations under the Agreement; or (b) the willful misconduct or negligent acts of Rigel, its Affiliates, or the officers, directors, employees, or agents of Rigel or its Affiliates.  The foregoing indemnity obligation shall not apply to the extent that such AZ Claim is based on or alleges:  (i) a breach of any of AZ’s representations, warranties, and obligations under the Agreement; or (ii) the willful misconduct or negligent acts of AZ or its Affiliates, or the officers, directors, employees, or agents of AZ or its Affiliates.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2        Indemnification by AZ.  AZ shall defend, indemnify, and hold Rigel, its Affiliates, and their respective officers, directors, employees, and agents (the “Rigel Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Rigel Indemnitees (collectively, “Rigel Damages”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“Rigel Claims”) against such Rigel Indemnitee based on or alleging:  (a) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of the Product by AZ or its Affiliates, Sublicensees, or Distributors in the Territory; (b) a breach of any of AZ’s representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of AZ or its Affiliates, or the officers, directors, employees, or agents of AZ or its Affiliates.  The foregoing indemnity obligation shall not apply to the extent that any Rigel Claim is based on or alleges:  (i) a breach of any of Rigel’s representations, warranties, and obligations under the Agreement; or (ii) the willful misconduct or negligent acts of Rigel, its Affiliates, or the officers, directors, employees, or agents of Rigel or its Affiliates.

11.3        Indemnification Procedures.  The Party claiming indemnity under this Article 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”).  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.  The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money.  So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 11.

11.4        Limitation of Liability.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11, PROVIDED, HOWEVER, THAT EACH PARTY SHALL HAVE THE RIGHT TO SEEK CONSEQUENTIAL DAMAGES FROM THE OTHER PARTY FOR

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUCH OTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 7.6 OR ARTICLE 12.

11.5        Insurance.  Each Party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.  Each Party shall provide the other with written evidence of such insurance upon request.  Each Party shall provide the other with written notice at least [ * ] ([ * ]) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 12

CONFIDENTIALITY

12.1        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for [ * ] ([ * ]) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement except for that portion of such information or materials that the receiving Party can demonstrate by competent written proof:

(a)           was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)           is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e)           is subsequently independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information.

12.2        Authorized Disclosure.  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           filing or prosecuting Rigel Patents, Joint Patents or AZ Patents;

(b)           submitting regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the SEC or the FDA, with respect to a Product;

(c)           prosecuting or defending litigation relating to the subject matter of this Agreement;

(d)           complying with Applicable Laws, including regulations promulgated by securities exchanges, provided that the Party seeking to make such disclosure shall, to the extent practicable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information; and

(e)           disclosure to its Affiliates, employees, agents, and independent contractors, and any sublicensees only on a need-to-know basis and solely as necessary in connection with the exercise of its rights or the performance of its obligations under this Agreement, provided that each person or entity receiving such Confidential Information must be bound by similar obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 12 prior to any such disclosure, provided that such confidentiality and non-use obligations may be subject to a shorter duration of no less than [ * ] ([ * ]) years.

12.3        Publicity; Terms of Agreement.

(a)           The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to the authorized disclosure provisions set forth in Section 12.2 and this Section 12.3.  The Parties have agreed to make a joint public announcement of the execution of this Agreement substantially in the form of the press release attached as Exhibit G on or after the Execution Date.  In addition, following the initial press release announcing the execution of this Agreement, either Party shall be free to disclose, without the other Party’s consent, the existence of this Agreement, the identity of the other Party and those terms of this Agreement which have already been publicly disclosed in accordance with this Section 12.3.

(b)           Either Party may disclose the financial terms and certain material obligations of this Agreement, provided such disclosure is in the form attached at Exhibit J (but not provide any additional terms or financial information relating to this Agreement) to any bona fide potential or actual investor investment banker, acquirer, merger partner, or other potential or actual financial partner; provided that in connection with such disclosure, each person or entity receiving such Confidential Information is at the time of such disclosure bound by a confidentiality agreement at least as stringent in scope as the provisions of this Article 12.   Rigel may disclose other terms and conditions of this Agreement that are not included in Exhibit J under this Section 12.3(b) with AZ’s prior written consent, which consent may not be unreasonably withheld or delayed.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           After release of such press release, if either Party desires to make a public announcement concerning the material terms of, or material events occurring under, this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld.  A Party commenting on such a proposed press release shall provide its comments, if any, within [ * ] ([ * ]) Business Days after receiving the press release for review (or, if any Applicable Law request an earlier release of such press release, a shorter period to allow the Party seeking to issue such press release to comply with such Applicable Law).  Where required by Applicable Laws or by the rules or regulations of the applicable securities exchange upon which Rigel may be listed, Rigel shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Marketing Approvals as they occur, subject to, in addition to the review procedure set forth in the preceding sentence, approval from AZ on the language of such press release, such approval not to be unreasonably withheld or delayed.  In relation to AZ’s review of such an announcement, AZ may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. For the avoidance of doubt, except as expressly provided in this Agreement, including under Exhibit J, Rigel acknowledges and agrees that AZ may withhold its consent with respect to disclosure of specific [ * ], [ * ] or other [ * ] under this Agreement. Subject to the foregoing and sub-section (d) below, Rigel may not disclose any specific [ * ], [ * ] or other [ * ] under this Agreement without AZ’s prior written consent. The Parties also recognize that Rigel has an interest in keeping the financial markets informed of the progress of its various partnered drug development programs, and agree that Rigel may disclose the events identified on Exhibit H to this Agreement as they occur, regardless of whether such events are technically material events, but only pursuant to the press releases developed and approved in accordance with this Section 12.3 and subject further to prior approval from AZ on the language of such press release, such approval not to be unreasonably withheld or delayed.

(d)           The Parties acknowledge that Rigel may be obligated to file a copy of this Agreement with the SEC.  Rigel shall be entitled to make such a required filing, provided that it requests confidential treatment of at least the commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to Rigel.  In the event of any such filing, Rigel will provide AZ with a copy of the Agreement marked to show provisions for which Rigel intends to seek confidential treatment and shall reasonably consider and incorporate AZ’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.  Rigel shall also be entitled to make public disclosures of the terms of this Agreement and developments related to this Agreement as required by Applicable Laws or as instructed by the SEC or other government agencies.  Rigel shall give AZ prior written notice, to the extent practicable, of any such public disclosure that contains information not previously released and shall discuss with AZ the reason for such disclosure and shall in good faith take into account any AZ comments in relation to such disclosure.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.4        Publications.  Rigel shall not publicly present or publish results of studies carried out under this Agreement (each such presentation or publication a “Publication”) without the prior written consent of AZ. AZ may freely present or publish the result of studies carried out under this Agreement provided that AZ shall not have the right to publish or present Rigel’s Confidential Information without Rigel’s prior written consent, and Rigel shall not have the right to publish or present AZ’s Confidential Information without AZ’s prior written consent.  The Parties further acknowledge that Rigel has made significant contributions to the discovery of Compound as of the Execution Date and the Parties agree that any public disclosure made after the Execution Date regarding the Compound and/or Product(s) shall give appropriate recognition to the Rigel scientists who are responsible for the discovery of such Compound and/or Product(s).  Notwithstanding the foregoing, AZ acknowledges that Rigel may have contractual obligations existing as of the Execution Date to allow for the presentation or publication of the results of clinical trials of the Products completed prior to the Execution Date, and AZ agrees that Rigel shall not be prohibited to fulfill such contractual obligations by reason of this Section 12.4, provided that, for any such presentation or publication that is to be submitted after the Effective Date, Rigel shall provide such presentations and publications to AZ at least [ * ] ([ * ]) days prior to the intended disclosure date for AZ’s comments and review and shall in good faith communicate such comments from AZ to the Person(s) seeking such presentations and/or publications and request that such Person(s) reasonably consider in good faith all such comments from AZ and further use Diligent Efforts to incorporate such AZ comments.

ARTICLE 13

TERM AND TERMINATION

13.1        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect until the cessation of all commercial sales of the Products in the Territory (the “Term”).

13.2        Termination by Either Party for Breach.  Rigel shall have the right to terminate this Agreement upon written notice to AZ if AZ, after receiving written notice from Rigel identifying a material breach by AZ of its obligations under this Agreement, fails to cure such material breach within sixty (60) days from the date of such notice AZ shall have the right to terminate this Agreement upon written notice to Rigel if Rigel, after receiving written notice from AZ identifying a material breach by Rigel of its obligations under this Agreement, fails to cure such material breach within sixty (60) days from the date of such notice.

13.3        Termination following Insolvency Event.  Either Party may terminate this Agreement without notice if an Insolvency Event occurs in relation to the other Party.  In any event when a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.

13.4        Termination for Patent Challenge.  Rigel may terminate this Agreement in its entirety if AZ or its Affiliates or Sublicensees, directly or indirectly, individually or in association

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with any other person or entity, challenge the validity, enforceability or scope of any Rigel Patent anywhere in the Territory.

13.5        Termination for Change of Control. Notwithstanding AZ’s right to terminate certain provisions of this Agreement following any Change of Control of Rigel, AZ may terminate this Agreement in its entirety upon thirty (30)-days written notice in the event of any Change of Control of Rigel.

13.6        Termination without Cause.  AZ may terminate this Agreement without cause at any time after the Effective Date in its entirety at any time on one hundred eighty (180) days prior written notice, provided that, in the event a human clinical trial is ongoing for a Product comprising a Rigel Compound hereunder at the time AZ provides Rigel such notice of termination, then, at Rigel’s request, AZ shall be required to orderly transfer the responsibility of such trial to Rigel, at AZ’s expense, and AZ shall continue to bear all costs and expenses incurred by both Parties in connection with the conduct of and the transfer of responsibilities for such trial within such one hundred eighty (180)-day period.

13.7        Effect of Termination of the Agreement by AZ without Cause and by Rigel.  Upon termination of this Agreement for any reason other than by AZ under Section 13.2, the following shall apply (in addition to any other rights and obligations under Section 13.11 or otherwise under this Agreement with respect to such termination):

(a)           Licenses.  The licenses granted in Article 7 shall terminate.  Notwithstanding the foregoing, AZ hereby grants to Rigel, effective only upon such termination, an exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-free license, with the right to grant multiple tiers of sublicenses, under the AZ Technology to the extent that such AZ Technology covers or is incorporated into the Rigel Compound or corresponding Products that are being Exploited in the Territory as of the effective date of termination, solely to Exploit such Product(s) in the Field in the Territory. For the avoidance of doubt, [ * ].

(b)           Regulatory Materials; Marks.  To the extent permitted by Applicable Laws, AZ shall transfer and assign to Rigel all Regulatory Materials and Marketing Approvals for any Product(s) comprising the Rigel Compound(s) in the Territory that are Controlled by AZ or its Affiliates or Sublicensees.

(c)           Transition Assistance.  AZ shall, at no cost to Rigel, transfer or transition to Rigel all AZ Know-How to the extent that such AZ Know-How covers or is incorporated into Rigel Compounds or corresponding Products that are being Exploited in the Territory as of the effective date of termination. In addition AZ shall use Diligent Efforts to assign to Rigel any agreements with Third Parties performing development or commercialization related activities for AZ under this Agreement relating to the Rigel Compound or corresponding Products. If any such contract between AZ and a Third Party is not assignable to Rigel or if AZ manufactures the Product itself (and thus there is no contract to assign), then AZ shall use Diligent Efforts to reasonably cooperate with Rigel to arrange to continue to obtain such license and/or supply from such entity, and AZ shall supply such bulk Rigel Compound or corresponding finished Product,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as applicable, to Rigel, at a transfer price equal to AZ’s fully burdened cost of goods, for a reasonable period not to exceed six (6) months following the effective date of termination.

(d)           Remaining Inventories.  The Parties shall discuss reasonably and in good faith and agree on a transfer of inventory of Product comprising the Rigel Compound(s) from AZ at a price equal to AZ’s [ * ] for such inventory.  Rigel shall notify AZ within [ * ] ([ * ]) days after the date of termination whether Rigel elects to exercise such right.

13.8        Effect of Termination of the Agreement by AZ for Cause.  Upon termination of this Agreement by AZ under Section 13.2, the following shall apply (in addition to any other rights and obligations under Section 13.11 or otherwise under this Agreement with respect to such termination):

(a)           Any licenses granted by AZ to Rigel will terminate and revert to AZ;

(b)           The license granted by Rigel to AZ under the Rigel Technology will continue as an exclusive, transferable, perpetual and irrevocable license, in consideration of which AZ will pay Rigel all payments due under Article 8 that would otherwise have been payable under the terms of this Agreement, provided that AZ’s milestone payment and royalty payment obligations as set forth in Article 8 after termination of this Agreement shall be [ * ].

(c)           Each Party shall continue to have its rights with respect to Rigel Patents and Joint Patents as specified in Article 9;

(d)           Except as set forth in this Section 13.8 and in Section 13.11, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination.

13.9        Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.  To the extent AZ asserts money damages arising from a breach of this Agreement by Rigel, the value [ * ] of future payments pursuant to Section 13.8(b) shall be [ * ] such money damages.

13.10      Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Rigel and AZ are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the US Bankruptcy Code.  The Parties agree that AZ, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the US Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Rigel under the US Bankruptcy Code, AZ shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

licensed to AZ and all embodiments of such intellectual property, which, if not already in AZ’s possession, shall be promptly delivered to AZ (a) upon any such commencement of a bankruptcy proceeding upon AZ’s written request therefor, unless Rigel elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by Rigel upon written request therefor by AZ.

13.11      Survival.  The following provisions shall survive any expiration or termination of this Agreement for the period of time specified: Sections [ * ] and [ * ] (in each case for the period of time [ * ] obligations under Article [ * ] survives such expiration or termination), [ * ] and [ * ] and Articles [ * ] and [ * ] (other than Section [ * ]).

ARTICLE 14

DISPUTE RESOLUTION

14.1        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  In the event of any disputes, controversies or differences which may arise between the Parties, out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between senior officers of each Party.  If the matter is not resolved within [ * ] ([ * ]) days following the request for discussions, either Party may then invoke the provisions of Section 14.2. For the avoidance of doubt, the Parties acknowledge and agree that certain matters may be determined by [ * ] under Section 2.2(e) via the JSC [ * ].

14.2        Arbitration.  If the senior executive officers designated by the Parties are not able to resolve such dispute referred to them under Section 14.1 within such [ * ] ([ * ]) day period, such dispute shall be resolved through binding arbitration, which arbitration may be initiated by either Party at any time after the conclusion of such period, on the following basis:

(a)           The place of arbitration shall be [ * ].

(b)           The arbitration shall be made in accordance with the current Commercial Arbitration Rules of the International Center for Dispute Resolution of the American Arbitration Association, before a single arbitrator, who shall be neutral and independent of both Parties and each of their Affiliates.

(c)           Each Party shall have a right to take [ * ] ([ * ]) depositions of no more than [ * ] ([ * ]) hours each.  Each Party reserves the right to seek additional depositions from the arbitrator.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Judgment upon the award rendered by such arbitrator shall be binding on the Parties and may be entered by any court or forum having jurisdiction.

(e)           Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Further, either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of such Party pending the arbitration award.

(f)            The arbitrators shall have no authority to award punitive, consequential, special or any other type of damages not measured by a Party’s compensatory damages.

(g)           Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ and any administrative fees of arbitration.

(h)           Except to the extent necessary to confirm an award or as may be required by law, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

(i)            In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

14.3        Injunctive Relief.  Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraint order in order to prevent any irreparable harm from occurring, including preventing Confidential Information from being disclosed without appropriate authorization under this Agreement.

14.4        Governing Law.  Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of [ * ], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14.5        Costs.  Each Party shall bear its own legal fees.  The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear loser, in which case the arbitrator shall divide his or her fees, costs and expenses according to his or her sole discretion.

14.6        Confidentiality.  The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party.  The existence of any dispute submitted to arbitration,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

14.7        Survivability.  Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

14.8        Jurisdiction.  For the purposes of this Article 14, the Parties acknowledge their diversity (AZ having its principal places of business in Sweden and Rigel having its principal place of business in California) and agree to accept the exclusive jurisdiction of the Courts in the State of [ * ] for the purposes of enforcing or appealing any awards entered pursuant to this Article 14 and for enforcing the agreements reflected in this Article 14 and agree not to commence any action, suit or proceeding related thereto except in such courts.

14.9        Patent and Trademark Disputes.  Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Rigel Patents covering the manufacture, use, importation, offer for sale or sale of the Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

ARTICLE 15

MISCELLANEOUS

15.1        Entire Agreement; Amendment.  This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Existing Confidentiality Agreement, provided, however, that the Common Interest and Joint Purpose Agreement by and between the Parties effective [ * ], shall remain in full force and effect.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant the Existing Confidentiality Agreement.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, destruction of production facilities or materials by fire, earthquake, storm or like

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

catastrophe, Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.  In the event a Party is subject to an event of force majeure which substantially interferes with the performance of its obligations hereunder and which extends for a period of 180 consecutive days or more, the other Party may elect to terminate this Agreement upon notice to the Party affected by such event.  Any such termination shall be treated as a termination pursuant to Section 13.2 with respect to the consequences of termination set forth in this Agreement.  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.  In the event of a force majeure that prevents a Party from performing its obligations for more than thirty (30) days, the other Party shall be entitled to perform the obligations affected by such inability to perform if it is practically able to do so on a commercially reasonable basis and the costs of such performance shall be allocated between the Parties as if such performance had been accomplished under the Agreement by the Party affected by the event of force majeure as originally contemplated.

15.3        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable overnight delivery service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Rigel:	Rigel Pharmaceuticals, Inc.
1180 Veterans Boulevard
South San Francisco, CA 94080
Attention: Chief Executive Officer

With a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Robert L. Jones, Esq.

If to AZ:	AstraZeneca AB
S-151 85 Södertälje
Sweden
Attn: Anders Burén, Assistant General Counsel

With a copy to:	AstraZeneca UK Limited Alderley House
Alderley Park
Macclesfield
Cheshire SK10 4TF
Attn: Liam McIlveen, Deputy General Counsel AstraZeneca

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.4        No Strict Construction; Headings.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

15.5        Assignment.  Except as expressly permitted under this Agreement, neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to a successor to substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations (and in any event, any Party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof).  Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null, void and of no legal effect.

15.6        Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance and shall remain primarily responsible for the performance of its Affiliates.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.7        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.8        Compliance with Applicable Law.  Each Party shall comply with all Applicable Laws in the course of performing its obligations or exercising its rights pursuant to this Agreement.

15.9        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by a court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.10      No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.11      Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

15.12      Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.13      Standstill.

(a)           Commencing with [ * ] (the “[ * ] Date”) and expiring [ * ] ([ * ]) months following the [ * ] Date (such [ * ] period, the “Standstill Period”), neither AZ nor any of its Affiliates, without the prior consent of Rigel or except as provided for in this Agreement or in any agreement referred to herein, or in any agreement executed after the date hereof by Rigel with AZ or any of its Affiliates, will:

(i)            make, effect, initiate, cause or participate in (i) any [ * ] of Rigel or any [ * ] other Affiliate of Rigel (each, a “Rigel Entity”) such that [ * ], AZ and its Affiliates then [ * ] of such Rigel Entity, (ii) any [ * ] any Rigel Entity, (iii) any [ * ] a Rigel Entity, or [ * ] a Rigel Entity, or (iv) any “[ * ]” of “[ * ]” (as those terms are used in the [ * ]) or consents with respect to [ * ] of a Rigel Entity;

(ii)           [ * ] with respect to [ * ] of a Rigel Entity;

(iii)         [ * ], to seek to [ * ] of a Rigel Entity;

(iv)          take any action that might require a Rigel Entity to make a public announcement regarding any of the types of matters set forth in clause “(i)” of this Section 15.13(a);

(v)            agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(i)”, “(ii)”, “(iii)” or “(iv)” of this Section 15.13(a);

(vi)          assist, induce or encourage any other person or entity to take any action of the type referred to in clause “(i)”, “(ii)”, “(iii)”, “(iv)” or “(v)” of this Section 15.13(a); or

(vii)         enter into any discussions, negotiations, arrangement or agreement with any other person or entity relating to any of the foregoing.

AZ shall promptly inform Rigel when the [ * ] Date has occurred.  The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Notwithstanding the foregoing provisions, AZ or its Affiliates will not be subject to any of the restrictions set forth in this Section 15.13 with respect to a Rigel Entity if either: (i) such Rigel Entity publicly announces its intention to [ * ] (as defined below); (ii) such Rigel Entity shall have entered into an agreement [ * ];   (iii) the board of directors of such Rigel Entity shall have [ * ] or (iv) if a Third Party [ * ].  “[ * ]” means (A) any direct or indirect [ * ] of the applicable Rigel Entity at [ * ] of or [ * ] in such Rigel Entity by any person [ * ]; (B) any [ * ] that [ * ] would result in any person [ * ] of such Rigel Entity; or (C) any [ * ] involving such Rigel Entity [ * ] of such Rigel Entity.

(c)           Notwithstanding the foregoing, the Parties agree that AZ or its Affiliates shall not be prohibited from (i) [ * ] of any Rigel Entity; or (ii) proposing other [ * ] to Rigel.

15.14      HSR Filings. Promptly following the Execution Date, each Party shall make the filings required under the HSR Act in connection with this Agreement, and shall promptly reply to any related requests for information received from the United States Federal Trade Commission (“FTC”) or the Antitrust Division of the United States Department of Justice (“DoJ”). The Parties shall consult with one another and shall otherwise cooperate and act in good faith in connection with such filings and communications. Each Party shall be responsible for its own filings costs (including legal costs) associated with any such filings.

{Signature Page to Follow}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Execution Date.

RIGEL PHARMACEUTICALS, INC.		ASTRAZENECA AB (publ)

By:	/s/ James M. Gower	By:	/s/ Göran Lerenius

Name:	James M. Gower	Name:	Göran Lerenius

Title:	CEO	Title:	Authorized Signatory

Signature Page to License and Collaboration Agreement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

COMPOUND ASSAY CRITERIA

1) The compound inhibits syk kinase in the [ * ] assay at [ * ]*,

and either 2a or 2b

2a) The compound inhibits syk kinase in [ * ] assay at [ * ]*

or

2b) The compound inhibits syk kinase in [ * ] assay [ * ] at [ * ]*

Where the assays give results for [ * ] that are comparable** to the [ * ] results as described in the publication*.

And wherein the compound is [ * ]

* Assays as described in [ * ].

**comparable defined as [ * ].

[ * ]

Sequence of SYK spleen tyrosine kinase

mRNA: [ * ]

Protein: [ * ]

LocusID: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

RIGEL PATENTS AS OF THE EFFECTIVE DATE

RIGEL MATTER	STATUS	CNTRY	SERIAL #	PUB. NO.	FILING DATE	PATENT
P.0177.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0177.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0177.03	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0177.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ].
P.0177.09	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0177.09	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0226.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0226.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0193.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0193.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0218.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0218.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0219.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0219.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.04	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.05	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.05	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0084.11	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.13	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.13.WO	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0084.14	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.22	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.23	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.42	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0084.47	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RIGEL MATTER	STATUS	CNTRY	SERIAL #	PUB. NO.	FILING DATE	PATENT
P.0144.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0144.04	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0144.07	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0144.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0145.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0145.03	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0145.04	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0145.05	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0145.02	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
P.0242.01	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0253.00	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
P.0267.00	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

TRANSITION PLAN

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

INITIAL DEVELOPMENT PLAN

The Major Three RA Trials referenced herein are:

1)    [ * ]

2)   [ * ]

3)   [ * ]

Development Strategy

The intended development strategy is to achieve a [ * ] submission in [ * ], excluding [ * ] and, for the avoidance of doubt, [ * ]. This strategy is aimed at meeting [ * ] requirements for filings in Rheumatoid Arthritis indications & targeting positioning as a treatment for patients who are [ * ].

The development programme is based on:

1.     A package of studies that [ * ] in the [ * ] document.

a.     A study in [ * ].

b.     A study in [ * ].

c.     A study in [ * ].

d.     [ * ] Study (including [ * ] from [ * ])

2.     [ * ] studies including

a.     [ * ] Study(s)

b.     [ * ] study [ * ] to secure approval in the [ * ] ([ * ]) ([ * ] and [ * ])

c.     A [ * ] study

d.     A [ * ] study with [ * ] for [ * ].  ([ * ] from [ * ] to [ * ]

The target NDA/MAA submission in US/EU is [ * ] 2013.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]

Major Study Outlines

The attached outlines show in more detail the design ([ * ]) of the Major Three RA Trials that are indicated above.

Study 1

[ * ]

Study 2

[ * ]

Study 3

[ * ]

([ * ])

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

R788 INVENTORY

Inventory of R788 Drug Substance

Lot	Quantity as of [ * ]
LTRGGA1005	[ * ] kg
LTRGGA2004	[ * ] kg
LTRGGA2005	[ * ] kg
LTRGGA3001	[ * ] kg
LTRGGA3002	[ * ] kg
LTRGGA3003	[ * ] kg

Inventory of R788 Tablets

Lot	No of Bottles as of [ * ]
C9I2281, [ * ]	[ * ]
C9I2282, [ * ]	[ * ]
C9I2283/4, [ * ]	[ * ]
FZW, [ * ]	[ * ]
FZV, [ * ]	[ * ]

Inventory of R788 starting materials

Material	Quantity as of [ * ]
[ * ]	[ * ] kg
[ * ]	[ * ] kg
[ * ]*	[ * ] kg
[ * ]	[ * ] kg

* The Parties agree that the [ * ] is being used in the production of approx. [ * ]kg of R788 at [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

JOINT PRESS RELEASE

ASTRAZENECA AND RIGEL PHARMACEUTICALS SIGN WORLDWIDE LICENSE AGREEMENT FOR LATE-STAGE DEVELOPMENT PRODUCT—FOSTAMATINIB DISODIUM (R788)—FOR THE TREATMENT OF RHEUMATOID ARTHRITIS (RA)

For immediate release: 16 February 2010

AstraZeneca and Rigel Pharmaceuticals (Nasdaq: RIGL) today announced an exclusive worldwide license agreement for the global development and commercialization of fostamatinib disodium (R788), Rigel’s late-stage investigational product for rheumatoid arthritis (RA) and additional indications. Fostamatinib disodium, which has completed a comprehensive phase 2 program, is the furthest developed oral Spleen Tyrosine Kinase (Syk) inhibitor being evaluated for RA. Inhibiting Syk is thought to block the intracellular signaling of various immune cells implicated in the destruction of bone and cartilage which is characteristic of RA.

RA is a systemic autoimmune inflammatory disease, which causes damage to the joints and other organs, affecting approximately 1 in 100 people. It is a major cause of disability and it is also associated with reduced life expectancy, especially if not adequately treated. Despite current treatment options, many patients still experience pain, worsening of joint destruction and disability, so new treatment options are needed. The RA market was estimated to be approximately $13bn globally in 2009, having grown from $1.3bn in 1998.

Once the agreement is effective, AstraZeneca will make an upfront payment to Rigel of $100 million with up to an additional $345 million payable if specified development, regulatory and first commercial sale milestones are achieved. Rigel will also be eligible to receive up to an additional $800 million of specified sales related milestone payments if the product achieves considerable levels of commercial success, as well as significant stepped double-digit royalties

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on net sales worldwide. AstraZeneca is responsible for all development, regulatory filings, manufacturing and global commercialization activities in all licensed indications under the contract. Effectiveness of the agreement is contingent on expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

AstraZeneca will design a global phase 3 program, anticipated to begin in the second half of 2010, with the goal of filing new drug applications with the US Food and Drug Administration (FDA) and the European Medicines Agency (EMEA) in 2013. Fostamatinib disodium is being developed as a next generation oral RA therapy in adults who have failed to respond adequately to a traditional disease modifying anti-rheumatic drug (DMARD), such as methotrexate, where a TNF biologic add-on treatment would currently be considered. Under the terms of the agreement, AstraZeneca will also receive exclusive rights to Rigel’s portfolio of oral Syk inhibitors, as well as for additional indications for fostamatinib disodium beyond RA.

Anders Ekblom, Executive Vice President of Development, of AstraZeneca said: “There is a very real and pressing unmet medical need in the area of rheumatoid arthritis. Given the debilitating effect this disease can have on patients, AstraZeneca looks forward to working together with Rigel to continue development of this innovative investigational compound. Collaborations such as this one, which further strengthen our late-stage pipeline, demonstrate the key role externalization continues to play in AstraZeneca’s strategy.”

James M. Gower, chairman and chief executive officer of Rigel Pharmaceuticals, Inc. said: “This collaboration fulfills our expectations in two key ways. First, AstraZeneca has made an expansive commitment to develop fostamatinib disodium for the treatment of RA, which means that the work we have begun for patients with this disease will be completed with a substantially larger clinical program. Second, Rigel will receive royalties on potential future sales, appropriate to its investment in the development of R788.”

- ENDS —

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOTES TO EDITORS:

About Fostamatinib disodium

Fostamatinib disodium, which has completed a comprehensive phase 2 program is at the most advanced stage of development of the oral Spleen Tyrosine Kinase (Syk) inhibitors being evaluated for an RA indication. Inhibiting Syk is thought to block the intracellular signaling of various immune cells implicated in the destruction of bone and cartilage, which is characteristic of RA. Inhibition of Syk signaling is therefore a very attractive research approach to RA treatment.

About Fostamatinib disodium Phase 2 data

Three Phase 2 trials have been completed. TASKi1 and TASKi2 studied patients with an incomplete response to methotrexate. TASKi3 studied patients who had failed treatment with biologic therapies.

TASKi2 was a multi-center, randomized, double-blind, placebo-controlled Phase 2b trial of 457 RA patients in the target population of those with inadequate response to methotrexate. Treatment with stable doses of methotrexate in combination with fostamatinib disodium 100 mg twice daily, 150 mg once daily, or placebo were evaluated at six months. At six months, 100 mg twice daily fostamatinib disodium therapy (a dose planned to be taken forward in Phase 3) yielded responder rates of 66% versus 35% of the placebo group for the primary end point of ACR 20 improvement. ACR 50 response was achieved by 43% versus 19%: ACR 70 responder rates were observed in 28% versus 10%. All achieved p values of <0.001. DAS28 remission was achieved in 31% versus 7% (p<0.01).

This replicates the signal seen in the original smaller TASKi1 study in a similar population (n=189) where 100 mg of fostamatinib disodium twice daily yielded responses of 65% versus 38% of the placebo group for ACR20. ACR 50 response was achieved by 49% vs 19% and ACR70 was achieved by 33% vs 4%. DAS28 remission was achieved in 26% vs 8%. All of these endpoints achieved p values of p < 0.05 or better. In both studies clinical effect was seen as early as 1 week.

TASKi3 was a smaller study which included 219 patients who had failed biologic therapies. Although there was some evidence of efficacy on the MRI imaging, and on some other parameters, the study did not meet its primary endpoint.

These data indicate further studies of fostamatinib disodium are warranted in RA.

Combining all three trials, the most common side effects have been GI disturbances such as diarrhea, elevated blood pressure, transient and mild neutropenia, increased transaminases and a slight increase in infections, although not serious or opportunistic infections.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Rigel Pharmaceuticals—(www.rigel.com)

Rigel is a clinical-stage drug development company that discovers and develops novel, small molecule drugs for the treatment of inflammatory/autoimmune diseases and metabolic diseases. Rigel’s pioneering research focuses on intracellular signaling pathways and related targets that are critical to disease mechanisms. Rigel’s productivity has resulted in strategic collaborations with large pharmaceutical partners to develop and market our product candidates. Rigel has product development programs in inflammatory/autoimmune diseases such as rheumatoid arthritis, thrombocytopenia and asthma, as well as in cancer.

About AstraZeneca

AstraZeneca is a global, innovation-driven biopharmaceutical business with a primary focus on the discovery, development and commercialization of prescription medicines. As a leader in gastrointestinal, cardiovascular, neuroscience, respiratory and inflammation, oncology and infectious disease medicines, AstraZeneca generated global revenues of US $32.8 billion in 2009. For more information please visit: www.astrazeneca.com

Rigel Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, statements related to the anticipated effectiveness of the agreement described in this press release and Rigel’s receipt of an upfront cash payment from AstraZeneca, Rigel’s potential receipt of development, regulatory and sales milestones and royalties on net sales worldwide, the potential market for and commercial potential of R788 and plans to pursue further clinical development of R788, including the timing thereof. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “estimate,” “anticipate” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based upon Rigel’s current expectations and involve risks and uncertainties. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks associated with entering into a corporate partnership agreement and reliance on a corporate partner, including risks that if conflicts arise between us and our corporate partners, the other party may act in its self-interest and not in the interest of our stockholders and if any of our corporate partners were to breach or terminate its agreement with us or otherwise fail to conduct the partnership activities successfully and in a timely manner, the clinical development or commercialization of the affected product candidates or research programs could be delayed or terminated, as well as other risks associated with the timing and success of clinical trials and the commercialization of product candidates, potential problems that may arise in the clinical testing and approval process, market competition and other risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. Rigel does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

# # #

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RIGEL CONTACTS :

Contact: Raul Rodriguez

Phone: 650.624.1302

Email: rrodriguez@rigel.com

Media Contact: Susan C. Rogers, Alchemy Consulting, Inc.

Phone: 650.430.3777

Email: susan@alchemyemail.com

ASTRAZENECA CONTACTS :

Media Enquiries:
Neil McCrae	+44 207 304 5045 (24 hours)
Chris Sampson	+44 207 304 5130 (24 hours)
Sarah Lindgreen	+44 207 304 5033 (24 hours)
Abigail Baron	+44 207 304 5034 (24 hours)

Investor Enquiries UK:
Jonathan Hunt	+44 207 304 5087	mob: +44 7775 704032
Karl Hard	+44 207 304 5322	mob: +44 7789 654364
Clive Morris	+44 207 304 5084	mob: +44 7710 031012

Investor Enquiries US:
Ed Seage	+1 302 886 4065	mob: +1 302 373 1361
Jorgen Winroth	+1 212 579 0506	mob: +1 917 612 4043

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT H

SPECIFIED EVENTS

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT I

ON-GOING CLINICAL TRIALS

Study Number	Study Title
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT J

SUMMARY OF FINANCIAL TERMS PERMITTED FOR

 DISCLOSURE UNDER CONFIDENTIALITY AGREEMENT

PURSUANT TO SECTION 12.3.

Financial:

•                  Upfront Payment: $100M

•                  R788 Milestones: [ * ] for [ * ] and [ * ].

•                  R788 [ * ] Milestone Payments

•                  [ * ] Milestone: [ * ]

•                  [ * ] Milestones: [ * ]

•                  [ * ] Milestones: [ * ]

•                  R788 Sales Related Payments based on stepped sales threshold achievement: Maximum of $800M, should Net Sales achieve $[ * ] in a Calendar Year. R788 Royalties: in the range of [ * ]% - [ * ]%.

•                  Multi-Product Deal: payments on R788 and follow-on oral syk inhibitors.

Scope of License:

•       Exclusive license to AstraZeneca in the Territory and Field to develop and commercialize R788 and oral syk inhibitors.

•       Field: [ * ] indications [ * ] excluding [ * ].

•       Territory: Worldwide

Obligations:

•                  AZ to assume all responsibility for further development and commercialization after effective date.

•                  AZ to work with Rigel exclusively on oral syk inhibition in RA for a defined time period.

•                  Rigel to maintain responsibility for open Label Extension study for [ * ]

833659 v3/HN

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.